EXHIBIT 10.3

SUMMARY REPORT
ON THE
TERRA GOLD PROJECT,
McGRATH DISTRICT,
ALASKA

June 15, 2010

Prepared by: Paul Klipfel Ph.D. CPG # 10821 Consulting Economic Geologist	Gary Giroux P. Eng. M.Sc. Geological Engineer

For:
Terra Mining Corp.

i

Summary Report On The Terra Gold Project, McGrath District, Alaska              June 15, 2010

Terra Mining Corp.
2186 S. Holly St. #104
Denver CO 80222

Authors:

/s/ Paul Klipfel
Paul Klipfel Ph.D.   CPG #10821
Mineral Resource Services Inc.
4889 Sierra Pine Dr.
Reno, NV 89519
(775) 742-2237
p.klipfel@sbcglobal.net

/s/ Gary Giroux
Gary Giroux  P. Eng.  M.Sc.
Giroux Consulting Ltd.
1215-675 W. Hastings St
Vancouver, B.C. V6B 1N2
gclmail@telus.net
604 684-0899
Paul Klipfel Ph.D. Mineral Resource Services Inc. Gary Giroux Giroux Consultants Ltd.

Summary Report On The Terra Gold Project, McGrath District, Alaska                 June 15, 2010

TABLE OF CONTENTS

Section	page

1.0	SUMMARY	1

2.0	INTRODUCTION AND TERMS OF REFERENCE	3
2.1	Introduction
2.2	Terms of Reference
2.3	Purpose of Report
2.4	Sources of Information
2.5	Field Examination

3.0	RELIANCE ON OTHER EXPERTS	4

4.0	PROPERTY DESCRIPTION AND LOCATION	4
4.1	Area and Location
4.2	Claims and Agreements
4.3	Environmental Liability
4.4	Permits

5.0	ACCESS, CLIMATE, INFRASTRUCTURE AND PHYSIOGRAPHY	8
5.1	Access
5.2	Climate
5.3	Local Resources
5.4	Infrastructure and Physiography

6.0	HISTORY	10

7.0	GEOLOGICAL SETTING	11
7.1	Regional Geology
7.2	Local Geology

8.0	DEPOSIT TYPES	14

9.0	MINERALIZATION	16

10.0	EXPLORATION	17
10.1	Past Exploration
10.2	Current Exploration

11.0	DRILLING	20
11.1	AGA Drilling
11.2	ITH Drilling

Paul Klipfel Ph.D. Mineral Resource Services Inc. Gary Giroux Giroux Consultants Ltd.

Summary Report On The Terra Gold Project, McGrath District, Alaska                 June 15, 2010

Section	page

12.0	SAMPLING METHOD AND APPROACH	24
12.1	AGA Sampling
12.2	ITH Sampling

13.0	SAMPLE PREPARATION, ANALYSES AND SECURITY	28
13.1	AGA Procedures
13.2	ITH Procedures

14.0	DATA VERIFICATION	29

15.0	ADJACENT PROPERTIES	29

16.0	MINERAL PROCESSING AND METALLURGICAL TESTING	30

17.0	MINERAL RESOURCE ESTIMATE	32
17.1	Introduction
17.2	Resource Estimation Procedures
17.2.1	Modeling
17.2.2	Variography
17.2.3	Bulk Density
17.2.4	Block Model
17.3	Reserve Statement
17.4	Mineral Resource Classification

18.0	OTHER RELEVANT DATA AND INFORMATION	40

19.0	INTERPRETATION AND CONCLUSIONS	40

20.0	RECOMMENDATIONS	41
20.1	Recommended Exploration Program
20.2	Budget for 2006-2007

21.0	REFERENCES	43

22.0	DATE AND SIGNATURE PAGE	44

23.0	CERTIFICATE AND CONSENT OF AUTHORS	45

Paul Klipfel Ph.D. Mineral Resource Services Inc. Gary Giroux Giroux Consultants Ltd.

Summary Report On The Terra Gold Project, McGrath District, Alaska                 June 15, 2010

LIST OF FIGURES

LIST OF TABLES

Paul Klipfel Ph.D. Mineral Resource Services Inc. Gary Giroux Giroux Consultants Ltd.

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Summary Report On The Terra Gold Project, McGrath District, Alaska                 June 15, 2010
LIST OF APPENDICES

Appendix 1	Claim Information	50
Appendix 2	List of drill holes provided for resource estimation	55
Appendix 3	Semivariograms	56

Paul Klipfel Ph.D. Mineral Resource Services Inc. Gary Giroux Giroux Consultants Ltd.

Summary Report On The Terra Gold Project, McGrath District, Alaska                 June 15, 2010
1.0       Summary
This technical report updates the February 2008 technical report prepared for International Tower Hill Mines Ltd. (ITH) and filed with SEDAR on that basis.  Terra Mining corporation (TMC) has optioned the property from ITH and has requested Mineral Resource Services Inc. (MRS) and Giroux Consultants Ltd. to prepare this report in support of TMC’s own disclosure concerning the option on the property with ITH.  No material work has been completed by ITH or TMC on the property since preparation of this report in February 2008.  Updates made in this report reflect only points concerning the project status and effect TMC’s new involvement in the project and their exploration plans to earn an interest in the property from ITH.

The Terra property is located approximately 212 km west-northwest of Anchorage along the southwest portion of the Alaska Range in the McGrath mining district.  It is centered on a series of gold-bearing bonanza quartz veins associated with Cretaceous diorite of the Cretaceous Hartman intrusive suite..

The Terra Property was first explored by Kennecott in 1997 and gold-bearing veins discovered in 1998.  When Kennecott relinquished the property, Mr. Ben Porterfield obtained the claims and subsequently optioned them to Anglo Gold Ashanti (AGA) and then to International Tower Hill Mines Inc.  ITH conducted an initial exploration program in 2006 and 2007.  The property is currently being optioned by Terra Mining Corp under an option agreement with International Tower Hill Mines Inc (ITH) and through a lease agreement between ITH and Mr. Ben Porterfield.  Under the option agreement, Terra Mining Corp has the right to earn an 80% interest in the property by spending US$9.05m in work commitments over 4 years and a US$450K option payment.  Finalization of this option agreement is pending final legal review.

Gold-bearing quartz veins occur primarily in a ±150m wide, subvertical diorite ‘dike’ that is interpreted to be part of the Hartman intrusive suite.  The dike intrudes Jurassic to Cretaceous Kahiltna Terrane sedimentary rocks consisting of shale, phyllite, siltstone, and minor conglomerate and carbonate.  The sedimentary host rocks have undergone multiple stages of deformation prior to intrusion, with the principle deformation being a fold-thrust style.  The host intrusive rocks are late Cretaceous age (~70 m.y.) diorite to quartz monzonite.  This intrusive age and composition is the same as that for other intrusive-related gold deposits in western Alaska suggesting a common genetic relationship.

Reconnaissance sampling and mapping in 2004 and 2005 identified three other areas on the property with anomalous gold in rock, soil, and stream sediment samples.  At least one of these areas consists of more bonanza veins and includes discovery of the Ice Vein.

Paul Klipfel Ph.D. Mineral Resource Services Inc. Gary Giroux Giroux Consultants Ltd.

Summary Report On The Terra Gold Project, McGrath District, Alaska                                                                 June 15, 2010

AGA drilled 12 diamond core holes in 2005 to test the subsurface continuity of outcropping veins. In two zones, drill holes intersected high grade veins and umerous gold-bearing smaller veins. In the third zone, no veins were intersected indicating that fold and/or fault controls exist that need to be resolved. Samples of vein material from outcrop and drill core contain up to several hundred g/t gold (the highest being 960 g/t) although most samples contain more modest values.

In 2006 and 2007, ITH drilled a further 20 diamond core holes to test known veins, particularly the Ben Vein which is currently the best mineralized and most extensive vein known on the property.

Data from these drill holes has been used for an initial resource evaluation.   The drill-tested portion of the Ben Vein shows the vein open to the north and at depth.  The vein appears to pinch out to the south.  An initial resource estimate of mineralization in the Ben Vein indicates the presence of an Inferred Resource on the order of 168,000 ounces of gold plus 318,000 ounces of silver in 428,000 tons grading 12.2 g/t Au and 23.1 g/t Ag at a 5 g/t Au cutoff.  This estimate does not include evaluation of mineralization in adjacent veins, some of which also contain significant high grade mineralization.  Nor does it include mineralization inferred to occur, but untested, to the north and at depth.

At this early stage of exploration, outcropping veins and drill hole intercepts indicate that the veins can be continuous for >350m along strike and >250m down dip.  More drilling is required to assess further continuity.  Lesser veins also appear to form vein zones.  These veins are banded and exhibit relict open-space-fill dog-tooth textures.  Various types of quartz exhibit a diffuse texture suggesting that there has been minor recrystallization.  Veins are interpreted to have formed in the transition between mesothermal and epithermal settings.
Paul Klipfel Ph.D. Mineral Resource Services Inc. Gary Giroux Giroux Consultants Ltd.

Summary Report On The Terra Gold Project, McGrath District, Alaska              June 15, 2010

2.0        Introduction and Terms of Reference

2.1	Introduction
Mineral Resource Services Inc. (MRS) and Giroux Consultants Ltd. (GCL) have been requested by Terra Mining Corp (TMC) to provide an independent technical report on the Terra gold project. This report updates a previous similar report dated July 5, 2006 and incorporates exploration work performed in the latter half of 2006 and in 2007 along with a resource evaluation on the Ben Vein.  The resource evaluation portion of this report has been prepared by Giroux Consultants Ltd.

Information used in this report has been provided to MRS and GCL by ITH and TMC in December 2007 and May 2010 respectively,  as well as original information provided by ITH and Anglo Gold Ashanti (U.S.) Exploration Inc. (AGA) in 2006.  This report also includes personal observations made by Paul Klipfel in the course of field visits and on general geologic information available to the public through peer review journals, publications by the U.S. Geological Survey, and agencies of the State of Alaska.

2.2	Terms of Reference
Dr. Paul Klipfel of Mineral Resource Services Inc., of Reno, Nevada, and Mr. Gary Giroux of Giroux Consultants Ltd, of Vancouver B.C. were commissioned by ITH to prepare the following report for submission to the Toronto Stock Exchange (TSX) in support of  a resource estimate.  Dr. Klipfel and Mr. Giroux are independent consultants and are both Qualified Persons (QP) for the purposes of this report.

2.3	Purpose of Report
The purpose of this report is to provide an independent evaluation of the Terra project, the exploration and discovery potential in that area, past exploration, its relevance and adequacy to assess the mineralization potential of the area, and provide recommendations for future work.  This report conforms to the guidelines set out by the Canadian National Instrument 43-101.

2.4	Sources of Information
Information for this report was provided to the authors by ITH and consists of data generated by ongoing exploration by ITH and initial data from 2004 to 2006 which was provided to ITH by AGA.  In addition, the author spent one day on the site in 2006 reviewing core, examining outcrop, viewing the area from the air, and discussing the project with the on-site geological staff.  Since then, Dr. Klipfel has conducted petrographic evaluations of numerous samples and reviewed data with ITH geologic staff.  Mr. Giroux has not visited the property.

2.5	Field Examination
The first author of this report completed a data review on June 6-7, 2006 in AGA’s Denver office and then visited the property on Wednesday, June 14, 2006 to examine the site with Mr Jeff Pontius, President of ITH and former Exploration Manager North America for AGA. The field visit included review of the physiographic, geologic and tectonic setting of the property, drill hole collar locations, as well as detailed examination of outcrop and sampling of the key veins. Drill core was examined on site and at the core storage facility in Fairbanks, Alaska on Friday, June 16, 2006. A second field visit was on May 31, 2010. Stored diamond drill core drilled after the 2006 visit was examined and samples collected. In addition, the style of mineralization, structural interpretations, and exploration strategy was discussed with Mt. Jim Baughman, COO of TMC. The drill sites were reviewed from the air, and structural geology of the region was examined in several of the surrounding ridges via helicopter to help assess the regional setting of mineralization.

Paul Klipfel Ph.D. Mineral Resource Services Inc. Gary Giroux Giroux Consultants Ltd.

Summary Report On The Terra Gold Project, McGrath District, Alaska            June 15, 2010

3.0	Reliance on Other Experts
In the preparation of this report, the authors have relied upon public and private information provided by ITH and AGA regarding the property.  It is assumed and believed that the information provided and relied upon for preparation of this report is accurate and that interpretations and opinions expressed in them are reasonable.

The authors have not reviewed the location of claim boundaries or identification posts.  During the 2006 visit, four samples of vein material were collected in the field and are described later in this report.  In 2010, five samples of core were collected for verification of gold values.

4.0        Property Description and Location

4.1           Area and Location
The Terra project is located approximately 212 km west-northwest of Anchorage in the western portion of the Alaska Range at approximately 61o47’N, 153o41’W (Figure 1).  The property is situated in the McGrath mining district and consists of 240 contiguous State of Alaska mining claims situated in portions of 7 Townships and Ranges including 19N, 25W; 20N, 25W; 19N, 24W; 20N, 24W; 21N, 24W; 20N, 23W; 21N 25W, all of the Seward Meridian.  These claims surround five other State of Alaska mining claims known as Fish Creek 1-5 held by Mr. Ben Porterfield with whom ITH has a lease agreement and is described further in section 4.2.  Collectively, the 240 claims cover approximately 38,400 acres (15540 ha).

The key area of interest consists of a series of northwest-trending, gold-bearing veins along the west center portion of the claim block (Figure 2).

4.2           Claims and Agreements
TMC is currently being optioning the Terra property from ITH through an option earn-in agreement with ITH and through a lease agreement between ITH and Mr. Ben Porterfield.  TMC has the right to earn an 80% interest in the property by incurring aggregate exploration expenditures of US$ 9.05M within four years, paying annual option payments totaling $450K over 4 years, and 1 million shares of TMC.

Paul Klipfel Ph.D. Mineral Resource Services Inc. Gary Giroux Giroux Consultants Ltd.

Summary Report On The Terra Gold Project, McGrath District, Alaska                 June 15, 2010

Figure 1.  Location map showing the location of the Terra project.

The original lease agreement between AGA and Mr Ben Porterfield stipulates a 4% NSR for gold when it is at a price >US$450/ounce.  1% of the NSR right is purchasable for US$1.0 million and an additional 1% purchasable for US$3.0 million.  Annual minimum payments to the Lessor begin at US$25,000 and increase by US$25,000 each year (with a cap of US$125,000).  ITH retains a sliding scale royalty payment of 0.5% to 5% according to the TMC Letter of Intent and pending final agreement.

State of Alaska 160-acre mining claims require an annual rental payment of $140/claim to be paid to the state (by November 20), for the first five years, $280 per year for the second five years, and $680 per year thereafter.  As a consequence, all Alaska State Mining Claims have an expiry date of November 30 each year.  In addition, there is a minimum annual work expenditure requirement of $400 per 160 acre claim (due on or before noon on September 1 in each year) or cash-in-lieu, and an affidavit evidencing that such work has been performed is required to be filed on or before November 30 in each year.  Excess work can be carried forward for up to four years.  If such requirements are met, the claims can be held indefinitely.  LMS claims were staked in September and November of 2004 and are now in their 7th and 6th year respectively. Annual rental fees for 2010 are $25,760. Labour requirements are $36,800, however, previous work completed by ITH qualifies for work commitment expenditures through 2010.

Paul Klipfel Ph.D. Mineral Resource Services Inc. Gary Giroux Giroux Consultants Ltd.

Summary Report On The Terra Gold Project, McGrath District, Alaska                 June 15, 2010

Holders of Alaska State mining locations are required to pay a production royalty on all revenue received from minerals produced on state land.  The production royalty requirement applies to all revenues received from minerals produced from a state mining claim or mining lease during each calendar year.  Payment of royalty is in exchange for and to preserve the right to extract and process the minerals produced.  The current rate is three (3%) percent of net income, as determined under the Mining License Tax Law (Alaska).

All of the claims are in good standing and are transferable.  Their status has been verified by the principle author with the Alaska Department of Natural Resources.

Holders of Alaska State mining claims have the right to use the land or water included within mining claims only when necessary for mineral prospecting, development, extraction, or basic processing, or for storage of mining equipment.  However, the exercise of such rights is subject to the appropriate permits being obtained.

Claims have been staked using GPS positioning for placement of corner stakes.  The claims have not been surveyed but are defined according to their Township and Range (MRTS) location rather than claim post location.

4.3	Environmental Requirements
Project activities are required to operate within all normal Federal, State, and local environmental rules and regulations.  This includes proper and environmentally conscientious protection of operational areas against spills, capture and disposal of any hazardous materials including aviation fuel, etc., reclamation of disturbed ground, and removal of all refuse.

Total disturbance associated with this project is minimal due to the steep terrain and use of helicopter-accessed, timbered platforms for drill sites.  Drill sites are reclaimed after completion of exploration. Camp-related disturbance is minimal and restricted to the un-vegetated gravel fan of the tributary stream.  The site will be reclaimed at project completion.

There are no known existing environmental liabilities.

4.4           Permits
Operations which cause surface disturbance such as drilling are subject to approval and receipt of a permit from the Department of Natural Resources.  TMC will conduct exploration under Alaska Department of Natural Resources APMA permit #53001. The permit, along with the Hardrock Exploration notification was submitted for renewal in April 2010 and is currently pending approval.  Application for a camp permit was submitted to the Alaska Department of Environmental Conservation in April 2010 and is currently awaiting approval.

Paul Klipfel Ph.D. Mineral Resource Services Inc. Gary Giroux Giroux Consultants Ltd.

Summary Report On The Terra Gold Project, McGrath District, Alaska                 June 15, 2010

Figure 2.  Map showing the outline of the Terra claim block, the individual claims and the claim names.  The claims under lease from Ben Porterfield are outlined in black and labeled as Fish Creek 1-5.

Paul Klipfel Ph.D. Mineral Resource Services Inc. Gary Giroux Giroux Consultants Ltd.

Summary Report On The Terra Gold Project, McGrath District, Alaska                 June 15, 2010
There are no known issues concerning water beyond normal operational obligations. These fall under operating permits issued by the Office of Habitat Management and Permitting (OHMP).  The camp water supply is serviceable as permitted by the Alaska Department of Health.

There are no known native rights issues concerning the project area.

5.0        Access, Climate, Local Resources, Infrastructure and Physiography

5.1           Access
The Terra project is located in the mountainous headwaters of the Hartman River in the Alaska Range, south-central Alaska.  The property lies approximately 212 km west-northwest of Anchorage (Figures 1 and 3) and is accessible via helicopter or fixed-wing aircraft.  A ~610 m (2000’) gravel airstrip on-site allows access for light aircraft.  The steep topography of the area requires use of helicopters for daily access to mapping locations and drill sites (Figure 3).

5.2           Climate
The climate in this part of the Alaska Range varies from mild and temperate in the summer to cold and inclement in the winter.  Rain and occasional snow can occur in the summer months.  Winter snow accumulations generally melt sufficiently by late May to early June to allow summer field work to begin then.  The field season is from late May through late September or early October.

5.3           Local Resources
The project is serviced from Anchorage, Alaska’s largest city (population 260,000).  Helicopters and fixed wing aircraft are plentiful in this area.  All supplies necessary for the project can be obtained in Anchorage and are then flown to the project camp.

The camp currently consists of facilities, quarters, and work space for approximately 25 people.

5.4           Infrastructure and Physiography
The project is situated in a rugged mountainous area with steep glaciated slopes (Figure 3).  The camp lies in the main glacial valley of Fish Creek at an elevation of approximately 2700 feet (~800m).  Areas under investigation lie at various elevations with the host ridge rising to approximately 5200 feet (1575 m).  Other mountains in the vicinity rise to heights between 6000 and 8000 feet (1800-2424m).  The highest mountain in the region is Mt. Hesperus, elevation 9828 feet (2978m), approximately 12 miles west of the project area.

The area is drained towards the north and northeast by Fish Creek, a tributary of the Hartman River.  Fish Creek is fed by glacial melt water with the terminus of a retreating unnamed glacier lying 1.25 mile upstream from the project camp.
Paul Klipfel Ph.D. Mineral Resource Services Inc. Gary Giroux Giroux Consultants Ltd.

Summary Report On The Terra Gold Project, McGrath District, Alaska                 June 15, 2010

Figure 3.  Photos of the Terra Project setting.  A)  View of the Terra Property from the east.  The ridge that hosts the Terra veins is indicated with a red arrow.  B) Aerial view of the Terra camp in Fish Creek Valley looking southwest.  C) View northeast of the landing strip at the Terra camp.   D)  Aerial view to the southeast of the Terra ridgeline with veins.  The drill/landing pad shown in E is identified with a red arrow.  Magenta line in photo is outcrop of SD zone veins.  E) Helicopter at SD timbered drill pad.  F)  Aerial view looking ~east to the ridge east of Breece’s.  Tight folds (yellow) and faults (red) demonstrate fold-thrust patterning characteristic of this area and the Kahiltna Terrane.  G). View looking uphill along the SD main vein.  The author’s T3 sample contains 260 g/t Au and is from the vein in the foreground of this photo.  Sample T2 is from this line of vein but up the hill out of view.  All photos by the author.

Paul Klipfel Ph.D. Mineral Resource Services Inc. Gary Giroux Giroux Consultants Ltd.

Summary Report On The Terra Gold Project, McGrath District, Alaska                 June 15, 2010
Vegetation is sparse, consisting of minor willow and alder shrubs in the main valley, and alpine grasses, moss, and lichen that thrive on the steep rocky slopes.  Wildlife in the area includes Dall sheep, bears, and smaller animals.  None were seen in the course of the site visit.

6.0       History
Early geologic investigations of the Terra region include work by Brooks (1911), Capps (1935), and Reed and Lanphere (1969, 1972, 1973).  The latter work reported gold anomalies in stream sediments from the upper drainages of the Hartman River.  In the mid to late 1980’s, Cominco and Anaconda began mineral exploration to the east and north, respectively.  The U.S.Geological Survey conducted a regional stream sediment sampling program in 1988 and 1989 (Allen 1990) which revealed several gold anomalies in the Fish Creek drainage on the Terra project site.

In 1997, Kennecott Exploration began reconnaissance sampling around Cretaceous intrusions in the region and among other areas, focused their work in the Hartman-Fish Creek drainages.  In 1998, visible gold was discovered in outcropping veins at Terra.  Kennecott staked claims over the veins, but with industry-wide “rationalizations” in 1999 and 2000, Kennecott abandoned exploration in the Fish Creek area.  At the request of Mr. B. Porterfield (formerly a Kennecott geologist), Kennecott transferred their claims to him in 2000.

AGA reviewed the project initially in 2001 and again in 2004.  At that time, AGA optioned the Porterfield claims, staked ~6000 hectares of additional claims, and completed an initial soil and rock prospecting survey.  In 2005, AGA collected local and regional reconnaissance soil, rock, and stream sediment samples, and drilled 12 diamond drill holes totaling 1560 meters in the main area of the Terra vein zone.  Of these, 10 holes intersected vein zones of gold mineralization in excess of 8 g/t and 5 intersected intervals in excess of 20 g/t Au.  These vein intercepts can be correlated with surface exposures of veins.

During the 2004 and 2005 field seasons, 1108 soil, rock, and stream sediment samples were collected in the Terra region.  Three new areas with anomalous gold were discovered.  These include: South Terra, North Fish Creek, and Breese’s.  These areas are described later in sections 7, 9, and 10.

During the 2006 and 2007 field seasons, ITH successfully drilled 18 diamond core holes totaling 3518m (644m in 2006 and 2874m in 2007).  Two further holes were initiated, but abandoned due to drilling problems.  Down-hole and surface structural measurements were collected to aid with understanding the vein architecture.  The data from these holes was used for a resource estimation prepared by Mr Gary Giroux of GCL.
Paul Klipfel Ph.D. Mineral Resource Services Inc. Gary Giroux Giroux Consultants Ltd.

Summary Report On The Terra Gold Project, McGrath District, Alaska                 June 15, 2010
No material work was completed in 2008 or 2009.

7.0	Geological Setting

7.1           Regional Geologic Setting
The Terra property lies within an extensive belt of Jurassic to Cretaceous sedimentary rocks (Jones et. al 1984) known as the Kahiltna Terrane (Figure 4).  These rocks consist of phyllite, shale, phyllite, greywacke, and siltstone, along with minor conglomerate, chert, carbonate and tuff.  This suite of rocks is believed to have been deposited within a basin that existed along the southern margin of Alaska.  During Cretaceous time, the exotic Wrangellia Terrane was accreted to continental Alaska pinching the basin between the continent and the accreting terrane.  In addition, during this same period, many of Alaska’s terranes began undergoing a period of counterclockwise rotation as part of the development of the dextral Denali and Tintina Fault systems, to form the present-day broad physiographic arc of central and southern Alaska (Plafker and Berg, 1994, Goldfarb, 1997).  Kahiltna Terrane sedimentary rocks have undergone fold-thrust deformation as a result of both accretion and rotation.

In mid to late Cretaceous time (~70m.y.) and again in the early Tertiary (~40m.y.), rocks of the Kahiltna and other terranes were intruded by granitic plutons, stocks, dikes and sills with a range of compositions (Figure 5 and 6).  In the vicinity of the Terra property, these intrusions form the Hartman plutonic sequence (quartz-monzonite to diorite) and the younger Tired Pup pluton (quartz monzonite to granite) (Reed and Lanphere, 1973).  Elsewhere in Alaska, granitic rocks of this age are noted for their associated gold mineralization (McCoy, et al., 1997).

The structural history of this region is poorly understood but is dominated by fold-thrust deformation that produced northwestward directed (southeast-dipping) thrust and fold structures (Figure 4).  There is also evidence of southeast-verging structures possibly representing back-thrusts or another overprinted fold-thrust stage of deformation.  The strong northeast-trending topographic features such as the Fish Creek valley are likely to be the site of faults related to the dextral Denali Fault system (Figure 4).

7.2           Local Geology
The principal veins of the Terra property are situated on the west flank of a north-south trending ridge composed primarily of carbonaceous shale and phyllite (Figure 6).  Based on initial mapping, beds dip mainly to the southeast, consistent with the regional structural trend.  Local deviations from this orientation indicate fold and fault patterns which, at this stage of work, are unresolved.  The face of the high ridge across the valley to the west reveals a large truncated recumbent fold typical of large-scale fold thrust deformation.  Similar features may exist in the area of the Terra veins.

Diorite of the Hartman suite forms a north-south, steeply east-dipping ‘dike’ on the order of 150m thick and approximately 1.8 km long (Figure 6 and 7).  This dike hosts the majority of the known gold-bearing quartz veins on the Terra property and is called the Terra diorite. To the south, at South Terra, a larger stock is also oriented in a north-south direction and may connect in the subsurface with the dike. Elsewhere on the property, similar intrusive units appear to follow thrust faults indicating that they were emplaced during or after thrust deformation. The alkalic to calc-alkaline, I-type composition of these intrusive bodies indicate they originated from a deep magmatic source, presumably mantle sourced rocks and possibly above a subduction zone. This type of intrusive is known in Alaska for its association with gold mineralization.

Paul Klipfel Ph.D. Mineral Resource Services Inc. Gary Giroux Giroux Consultants Ltd.

Summary Report On The Terra Gold Project, McGrath District, Alaska                 June 15, 2010

Figure 4.Terrane map showing the location of Alaskan geologic terranes including the Kahiltna Terrane (KH) which hosts the Terra prospect and the location of the Terra property (red star).  The heavy black line to the north of the Terra property is the Denali Fault.  Splays and parallel lesser faults probably underlie Fish Creek valley immediately north of the Terra veins.  After Goldfarb, 1997.

Vein mineralization at Terra occurs as steeply to shallow dipping banded quartz veins within the diorite and the immediately surrounding phyllite.  The occurrence of veins within the diorite and generally not in the phyllite is probably due to brittle fracturing of the intrusive host rocks as opposed to more plastic deformation of the surrounding phyllite.

Paul Klipfel Ph.D. Mineral Resource Services Inc. Gary Giroux Giroux Consultants Ltd.

Summary Report On The Terra Gold Project, McGrath District, Alaska                 June 15, 2010

Figure 5.  Regional geology of the Terra region showing the Kahiltna terrane (blue), and Hartman and Tired Pup plutonic suites (red).  Red star indicates the location of the Terra veins.  The north-south ridge is the one seen in Figure 3.  Fine lines form 1 km UTM grid.  Red box indicates the map area shown in Figure 6.

To the east, an impressive breccia zone (Breese’s Zone) consists of boulder size breccia fragments in a matrix of fine rock material and brown carbonate (Figure 7).  This is apparently a tectonic breccia along a failed fold-thrust zone with in-fill of possible igneous material and hydrothermal carbonate.  Some of the float at the base of the cliff where this feature is exposed is mineralized.

On the north side of Fish Creek Valley, anomalous gold has been identified in surface geochemical samples of sparse, narrow quartz veins.
Paul Klipfel Ph.D. Mineral Resource Services Inc. Gary Giroux Giroux Consultants Ltd.

Summary Report On The Terra Gold Project, McGrath District, Alaska                 June 15, 2010

Figure 6.  Local geology and location map showing vein locations and principle rock types.

8.0       Deposit Types
The veins at Terra exhibit relict cockade and laminated textures typical of formation in open-spaced sites (Figure 7).  This is typically a characteristic of shallow epithermal veins although some mesothermal veins can exhibit this texture also.  Apparent partial recrystallization has rendered these textures diffuse suggesting that these veins formed at moderate to shallow depths within the transition zone between mesothermal and epithermal depths (e.g. ~2-4 km).

The observation that most of the vein material of significance occurs within diorite stocks and dikes, indicates that the dikes behaved in a brittle manner, yet the surrounding shale/phyllite country rock behaved plastically and was unable to maintain open space for vein formation.  This set of conditions is consistent with the depth interpretation based on textures.

Paul Klipfel Ph.D. Mineral Resource Services Inc. Gary Giroux Giroux Consultants Ltd.

Summary Report On The Terra Gold Project, McGrath District, Alaska

Paul Klipfel Ph.D. Mineral Resource Services Inc. Gary Giroux Giroux Consultants Ltd.

Summary Report On The Terra Gold Project, McGrath District, Alaska

Figure 7.  Photos of geologic features of the Terra Property.  A) Gold-bearing quartz vein showing banding typical of high-grade veins.  B) Photomicrograph showing relict dog-tooth quartz texture.  C) Example of peripheral veins with lower-grade gold content (e.g. 1-3 g/t Au).  Note the very narrow alteration envelope around the margin of the vein.  D) Visible gold along a zone within a banded quartz vein.  Arrows indicate location of some of the grains.  E) Exposed portion of the Ben vein.  The author’s check sample (960 g/t Au) was collected across the vein in the foreground. F) Examples of Breese’s breccia talus.  Note quartz vein and rock fragments set in brown Fe-carbonate matrix.  G) Exposed breccia zone in steep slope at Breese’s as viewed from the helicopter.  The large central clast is about the size of a small utility truck.  All photos except B and D by the author.

Regardless of depth considerations, the gold values in these veins distinguish them as part of a high-grade bonanza-type vein system.  They can occur as isolated veins or zones of numerous sheeted veins and can host gold over significant vertical intervals the full extent of which has yet to be defined at Terra.

9.0       Mineralization
Mineralization at Terra consists of high-grade, 0.1 to ~1 meter wide, multi-stage, banded quartz veins that contain visible gold (Figure 7).  Surface samples contain local very high grade (>3 opt Au) gold.  These veins occur mostly within north-south to north-northeast trending diorite intrusive bodies and locally within the surrounding phyllite country rock.  Veins within the diorite mostly trend northwest and generally dip steeply to the west, although portions of the Fish Creek vein strike northeast and dip shallowly.

Currently known outcropping veins occur in six zones, Ben zone, EH zone, SD zone, Fish Creek zone, Fish Face zone, and Ice zone. Veins in each zone can only be traced for distances of 30-50 meters before being covered by talus.  The Ben Vein has been drill tested along approximately 350 m of strike length and to a depth of 250m.  Other veins, except EH, have been drill tested with fewer drill holes, and show subsurface continuity up to 100 meters along strike and 250 meters down dip.

The veins consist of multi-stage, episodic zones of different types of quartz.  These can be breccia quartz, milky quartz, zones of alternating dark and light quartz bands, and bands of open-space-filled dog-tooth quartz.  Sulfide and carbonate accompany some of these quartz zones.  Visible gold occurs in several of the different types of quartz.  Although each of the vein groups exhibits similar quartz vein characteristics, the individual episodes of quartz introduction that produced, say breccia or banded veins are not correlative among the veins.  Much of the quartz exhibits a diffuse appearance indicating the veins have undergone partial recrystallization, a characteristic confirmed in petrographic examination of the veins.  Gold occurs in different zones, but is most commonly along margins of individual quartz stages particularly where there is dog-tooth quartz ± sulfide (Figure 7).  Some banding in veins appears to be due to inclusion of wall rock material.

Paul Klipfel Ph.D. Mineral Resource Services Inc. Gary Giroux Giroux Consultants Ltd.

Summary Report On The Terra Gold Project, McGrath District, Alaska                 June 15, 2010

Carbonate accompanies several of the quartz stages.  In addition, late-stage carbonate veinlets crosscut quartz veins and form local veinlet webworks in wall rocks surrounding veins.  These veins are unrelated to mineralization.

The banding in Terra veins is like that in many low sulfidation type deposits, but also exhibit characteristics of mesothermal veins (Figure 7).  In addition to native gold, other minerals identified in the veins include arsenopyrite, pyrite, stibnite, pyrrhotite, sphalerite, and chalcopyrite as well as traces of Sb-Pb-Cu sulfosalts.

Alteration appears weak visually, but in thin section, pervasive carbonate alteration is evident (AGA in-house memorandum).  Alteration envelopes around veins are minimal but show a gradation from silica-rich near the veins to sericite-rich further away.  The selvages may also contain up to 10% pyrite and arsenopyrite.  However, where present, they rarely extend more than 10 cm from the veins.

Using the available geochemical assays from drill core, gold shows a strong correlation with Ag and As.  This confirms the visual observation that gold occurs most prevalently with arsenopyrite (Figure 8).

Anomalous gold in a single float sample at Breese’s appears to be associated with flooding of a tectonic and/or intrusive breccia by carbonate-rich fluids.  This is an unusual style of mineralization and would be interesting to evaluate further, but is impractical to do so as it is exposed high in a cliff face.  Extensive prospecting and sampling in 2006 failed to identify significant mineralization in this area.

Geochemical anomalies in the South Terra area resulted in identification of Ice Vein.  Elsewhere in the region, and to the northeast, others are currently exploring for gold and Au-Cu porphyry style mineralization.

10.0     Exploration

10.1         Past Exploration
During the 2004 and 2005 field season, AGA collected 271 soil, 441 rock, and 63 stream sediment samples, conducted reconnaissance mapping, a structural evaluation, and drilled 1560 meters of HQ diamond drill core in 12 holes from 5 drill pads.  In the area of the Terra veins, rock and soil samples define areas around and downslope from known veins indicating that these veins produce traceable anomalies (Figure 9).  Of the 271 soil samples, 15% contain more than 1 g/t Au.  And the highest value is 17.55 g/t Au.  This information was been used by ITH to prospect the areas with anomalous geochemical samples for possible additional veins.

Paul Klipfel Ph.D. Mineral Resource Services Inc. Gary Giroux Giroux Consultants Ltd.

Summary Report On The Terra Gold Project, McGrath District, Alaska                 June 15, 2010

Figure 8. Correlation coefficient matrix diagram for banded quartz, mottled quartz, and quartz only veins.  Gold correlates most strongly with arsenic and silver.

Rock chip samples of Terra vein outcrops contain high-grade (>1 opt Au) to very high grade (>3 opt Au) gold.  For example, of the 441 rock samples collected, 42 contain more than 10 g/t Au, 22 contain more than 100 g/t Au and the highest grade sample contains 619 g/t Au.

Reconnaissance rock, soil, and stream sediment sampling throughout the property identified three other areas with gold mineralization; South Terra, Breese’s, and North Fish Creek.  At South Terra, follow-up work identified the Ice vein zone.

At Breese’s, a single 5 g/t Au sample was collected from talus of breccia with igneous and/or carbonate matrix.  The nature and extent of this mineralization was not clear in 2005 from the scattered float samples investigated at the base of the cliff below the exposure. At that time, this breccia and its apparent mineralization was attractive as a target.

Paul Klipfel Ph.D. Mineral Resource Services Inc. Gary Giroux Giroux Consultants Ltd.

Summary Report On The Terra Gold Project, McGrath District, Alaska                 June 15, 2010

Figure 9.  Geochemical sample data for A) Au, B) Ag, C) As, and D) Cu show broad anomalous values beyond the diorite and also show anomalous values along strike to the south from known diorite (red) and down slope along strike to the north.  Grid lines are 1 mile sections.

Paul Klipfel Ph.D. Mineral Resource Services Inc. Gary Giroux Giroux Consultants Ltd.

Summary Report On The Terra Gold Project, McGrath District, Alaska                 June 15, 2010

Anomalous rock samples of vein material along ridge lines in the North Fish Creek area indicate that gold mineralization occurs to the north of Fish Creek.  Investigation of this area has not revealed veins of interest to ITH.

During the summer field seasons of 2006 and 2007, ITH collected 147 rock samples, drilled 18 diamond core holes, and conducted reconnaissance and local detailed geological mapping, along with collection of structural data.  Objectives of this program included mapping known veins, locating new veins, understanding the structural architecture of the sedimentary rocks, the host diorite, and vein geometry.  In 2007, field work was primarily in support of drilling (establishing pads, logistics, and processing core).

In late 2007, ITH completed an initial resource estimate which is discussed further in Section 17.

Minimal work was completed in 2008 and 2009.  No results from this work are material to the understanding of the property.

10.2         Current Exploration
TMC plans to drill and further evaluate the Terra veins as laid out in the exploration plans (Section 20).

11.0      Drilling

11.1         AGA Drilling
Drilling by AGA in 2005 prior to ITH acquisition of the property consists of 1560 m of HQ diamond drill core in 12 holes drilled to test the strike and dip continuity of mineralization from outcropping veins.  Mineralized veins were intersected at the Fish Creek and Ben zones.   These holes intersected the veins at depth and along strike confirming the strike and dip extent of the principle vein and continuity of gold mineralization.  Other smaller veins with gold mineralization were also intersected.  Drill holes in the SD zone surprisingly did not intersect veins indicating the existence of fault complexities which need to be resolved.  Highlights of this drill program are tabulated in Table 1.

Holes were drilled to intersect the down-dip extension of veins.  Vein intercepts were up to 3m thick. True widths are variable but up to approximately 1.5m.  Core with vein intercepts was sawed with a diamond saw with one half sampled and the remaining half preserved in the core box for reference.  Core was sampled continuously across mineralized intervals as well as on either side of mineralized intervals for a distance of at least 2 m and in some cases further according to visual estimates of alteration and possible mineralization. Sample intervals were up to 2m and determined geologically according to veins and alteration.  Core recovery exceeded 90%.  Portions of drill holes with no apparent mineralization were not split or sampled.

The drilling was conducted by Layne Christiansen Company and was done using a CS1000 core drill.

Paul Klipfel Ph.D. Mineral Resource Services Inc. Gary Giroux Giroux Consultants Ltd.

Summary Report On The Terra Gold Project, McGrath District, Alaska                 June 15, 2010

TABLE 1
Significant Drill Intercepts – 2005 AGA Drilling
Hole ID	Depth (m)	From (m)	To (m)	Width (m)	Grade (g/t)	Comment*
TR-05-01	90.8	7.47	8.53	1.06	136.79	Ben Vein
		31.09	31.7	0.61	1.11
		40.23	41.15	0.92	2.95
TR-05-02	50.6	12.04	13.87	1.83	4.66	Ben Vein
		20.42	20.73	0.31	13.9
		21.49	21.95	0.46	2.66
TR-05-03	52.7	31.85	32.67	0.82	21.88	Ben Vein
		47.55	49.07	1.52	1.65
TR-05-04	144.5	65.23	66.75	1.52	1.2	Ben Vein
		73.76	74.37	0.61	2.56
		76.2	77.42	1.22	2.85
		110.34	111.25	0.91	10.06
		114.3	114.67	0.37	5.53
TR-05-07	203.9	61.42	61.72	0.3	128.5	Fish Creek
		86.72	87.6	0.88	4.09
		105.61	106.01	0.4	16.95
		120.49	121.25	0.76	11.15
		148.74	149.66	0.92	6.93
		162.31	163.22	0.91	17.49
TR-05-08	200.9	34.29	34.75	0.46	74.1	Fish Creek
		65.07	66.14	1.07	1.02
		86.56	87.17	0.61	2.4
		96	99.36	3.36	13.06
		103.78	104.15	0.37	37.7
		114.3	115.5	1.22	7.83
		118.6	119.3	0.7	8.4
TR-05-09	152.4	16.76	17.07	0.31	7.07	Fish Creek
		27.58	28.35	0.77	1.9
		35.75	40.39	4.64	13.45
		44.2	47.67	3.47	1.6
		49.07	52.12	3.05	2.18
		89.61	90.22	0.61	4.42
		91.74	94.49	2.75	2.24
		117.7	120.4	2.75	2.84
		149.8	151	1.22	7.3
TR05-10	140.8	30.48	31.09	0.61	4.79	Fish Creek
		42.06	43.59	1.53	5.12
		48.92	49.23	0.31	2.56
		102.7	103.8	1.03	2.7
		111.9	112.3	0.46	3.36
		122.5	124.1	1.52	2.59
		131.1	131.4	0.31	8.98
TR05-11	128	33.07	33.53	0.46	5.71	Ben Vein
		48.98	49.9	0.92	1.79
		90.53	91.44	0.91	9.71
		105.8	111	5.18	9.83
TR05-12	199.3	47.12	47.7	0.58	2.61	Ben Vein
		102.9	104.1	1.22	4.41
		121.6	121.9	0.3	1.75
		190.2	193.2	3.04	8.6
		195.6	196.2	0.64	1.62
  Note: values in magenta = assays > 1.0 opt Au; red = 15 g/t - 1 opt; blue = 8 – 15 g/t
  * The vein names listed in this table indicate the targeted vein zone, not a particular intercept interpreted to be that specific vein as is shown in Table 2.

Paul Klipfel Ph.D. Mineral Resource Services Inc. Gary Giroux Giroux Consultants Ltd.

Summary Report On The Terra Gold Project, McGrath District, Alaska                 June 15, 2010

11.2         ITH Drilling
ITH undertook drilling in 2006 and 2007 with the aim of testing mineralized vein zones along strike and down dip.  Sampling technique and drill protocols were adopted from the AGA program.  A total of 3617m in 18 HQ diamond drill core holes were completed.  An additional 2 diamond drill holes were started, but abandoned in the overburden due to drilling problems.  Most of the drill holes tested the Ben Vein down dip to 350 m below the outcrop exposure and along 350m of strike.  Highlights of the 2006 and 2007 drill program are shown in Table 2.

Results from the 2006-2007 drilling show geologic continuity of Ben’s vein and indicate mineralization occurs at variable concentrations throughout the vein.  Drill intercepts also include numerous intervals of high grade gold (Figures 10 and 11).  All drill holes that intersected Ben’s Vein intersected multiple intervals of mineralization in addition to the Ben Vein, some of which are also high grade (e.g. 07-26, 78.74-78.94m@ 72.3 g/t Au).  The lateral and dip continuity of these veins was not clear based on the work completed, but indicates that there is the potential for vein-hosted gold mineralization in 0.x to 1.x m wide veins over greater widths than the individual veins that were targeted by the drilling.

A grade-thickness plot of Ben’s Vein shows 30g-m over an area in excess of 100m along strike and 250 m deep (Figure 12).  The grade-thickness contours suggest that mineralization occurs in steeply north-plunging chutes.  Drilling appears to have closed off Bens Vein mineralization to the south, but the system remains open to the north and at depth.

TABLE 2
Important Au-bearing Intercepts in 2006-2007 Drilling
Intercepts of Bens Vein specifically are highlighted in red.
Numerous other mineralized intervals are also present.

Hole ID	Depth (m)	From (m)	To (m)	Width (m)	Grade (g/t)	Comments
TR-06-16	360.43	80.31	80.71	0.40	15.30
		89.92	90.22	0.30	3.68
		119.42	121.62	2.20	7.12	Ben Vein
		171.24	171.45	0.21	4.99
		172.21	172.85	0.64	3.34
		324.61	326.60	1.99	13.90

TR-06-17	283.16	40.23	40.69	0.46	5.62
		98.66	99.06	0.40	2.14
		128.69	132.89	4.20	22.24	Ben Vein

TR-07-18	312.12	69.23	69.60	0.37	8.96
		121.06	121.61	0.55	3.16
		125.00	125.40	0.40	14.95
		147.90	149.01	1.11	4.47	Ben Vein
		205.45	205.75	0.30	3.57
		290.62	292.20	1.58	3.77

TR-07-19	1299.2	67.45	67.74	0.29	3.41

Paul Klipfel Ph.D. Mineral Resource Services Inc. Gary Giroux Giroux Consultants Ltd.

Summary Report On The Terra Gold Project, McGrath District, Alaska                 June 15, 2010

Hole ID	Depth (m)	From (m)	To (m)	Width (m)	Grade (g/t)	Comments
		144.53	144.83	0.30	5.14	Ben Vein
		147.62	148.13	0.51	3.37

TR-07-20	345.64	34.86	35.12	0.26	60.60
		39.62	40.25	0.63	12.80
		47.18	47.93	0.75	10.42
		49.57	50.8	1.23	4.10
		121.22	121.62	0.40	4.19
		125.70	127.51	1.81	4.08
		128.58	131.34	2.76	7.72	Ben Vein
		132.40	132.62	0.22	4.75
		134.11	134.72	0.61	4.40
		139.78	139.98	0.20	17.90
		142.07	142.37	0.30	7.74
		155.41	155.95	0.54	3.09
		319.74	320.34	0.60	43.20
		323.05	323.27	0.22	15.95

TR-07-21	246.43	39.84	40.04	0.20	7.48
		95.71	96.00	0.29	3.54
		120.55	120.77	0.22	4.12
		155.49	156.65	1.16	12.22
		158.65	159.40	0.75	3.12
		176.32	177.00	0.68	3.50	Ben Vein

TR-07-22	184.1	74.37	74.64	0.27	13.80
		107.12	107.60	0.48	14.81
		122.45	122.75	0.30	8.75
		134.35	134.87	0.52	4.00
		137.60	138.38	0.78	14.51
		155.45	155.94	0.49	61.07	Ben Vein
		158.53	158.76	0.23	3.10

TR-07-23	200.41	66.97	67.17	0.20	4.71
		107.14	107.75	0.61	3.78
		123.66	123.96	0.30	3.41
		173.64	176.63	2.99	4.57	Ben Vein

TR-07-24	250.85	124.12	124.36	0.24	5.02
		161.47	161.85	0.38	4.82
		198.51	198.74	0.23	3.42
		199.44	200.10	0.66	9.20	Ben Vein
		201.00	201.47	0.47	4.19
		236.12	236.46	0.34	8.16

TR-07-25	194.77	112.90	113.88	0.98	3.71
		162.15	163.04	0.89	25.33	Ben Vein
		170.55	171.00	0.45	12.02
		175.16	175.36	0.20	3.68

TR-07-26	98.76	52.62	53.05	0.43	18.39

Hole ID	Depth (m)	From (m)	To (m)	Width (m)	Grade (g/t)	Comments
		62.01	63.72	1.71	20.72	Ben Vein
		78.74	78.94	0.20	72.30

TR-07-27		99.77	102.25	2.48	28.14	Ben Vein
		103.00	103.34	0.34	3.87
		126.36	126.66	0.30	15.95

TR-07-28	131.37	109.51	109.73	0.22	11.45
		111.07	113.23	2.16	16.74	Ben Vein
		114.31	114.51	0.20	3.73
		118.11	119.12	1.01	7.68
		140.99	141.29	0.30	12.30

TR-07-29	176.94	23.33	24.00	0.67	6.76	Ice
		132.75	135.17	2.42	9.53

TR-07-30	185.93	3.96	4.46	0.50	4.47	Ice
		8.47	8.91	0.44	9.51
		10.65	15.7	5.05	3.92
		140.82	142.45	1.63	3.68
		158.95	160.17	1.22	3.30

TR-07-31	179.22	61.11	61.41	0.30	3.97
		133.65	134.9	1.25	3.30
		136.15	136.4	0.25	3.23
		137.15	139.9	2.75	8.40	Ben Vein
		141.65	142.4	0.75	29.67
		153.9	154.1	0.20	14.15
		156.67	157.88	1.21	4.23
		61.11	61.41	0.30	3.97
		133.65	134.9	1.25	3.30

12.0     Sampling Method and Approach

12.1         AGA Sampling
All soil, stream sediment, rock, and drill samples were collected according to AGA in-house sampling protocols for geochemical sampling.  The author has reviewed these as well as AGA security procedures and has verified that they meet or exceed standard industry practices.  The author did not collect any soil samples for verification purposes.  These procedures included collection of field duplicates and insertion of blanks and standards at a rate of 1:25.

Core material was collected at the drill site and placed in core boxes under the supervision of an experienced geologist.  It was logged for rock type, alteration, structure, and with detailed descriptions.  The author has examined the core logs from 15 of the holes and core from several

TR-05-10
TR-05-08
TR-05-07
TR-05-06
TR-06-15
TR-05-02
TR-05-11
TR-05-03
TR-07-21
TR-07-19
Legend
Inferred Veins
Mapped Veins
0
425
850
1,700 Feet
Terra Project
Ben Vein Drill Plan
1:10,000

Figure 10.  High resolution imagery showing the location of the drill holes, veins, and Terra diorite (light green).  Red arrows indicate the location of the Figure 12 cross section.

Section 6848950 N
BEN'S VEIN
6848950 N
462500E
462600E
462700E
462800E
462900E
1400
1350
1300
1250
1200
1150
1100
1050
1000
950
900
LEGEND
Drill hole Composites &
Kriged Blocks
Au > 0.0 < 1.0 g/t
Au >= 1.0 < 5.0 g/t
Au >= 5.0 < 10.0 g/t
Au >= 10.0 g/t

Figure 11.  Block model cross section shows drill holes and intercepts of Ben’s Vein and estimated mineralization color coded as indicated.  Section location is shown as red arrows in Figure 10.

Figure 12.  Long section looking east in the plane of Bens Vein showing contoured grade-thickness product (g/t Au x meters).

of the holes and can verify the reliability of the logging.  Altered, veined, or otherwise mineralized core was sawed in half and one half sent for analysis.  The other half is kept onsite, except significant gold mineralized intervals are kept at ITH’s core storage facility in Fairbanks and were examined in the course of the site visit.

All AGA geochemical samples were secured and shipped to Fairbanks according to AGA protocols for sample preparation (drying, crushing, sieving, and pulverizing) at Alaska Assay Laboratories Inc.  Sample splits (300-500g for rock material; -80 mesh for soil samples) were then sent to ALS Chemex in Vancouver for analysis.  Analytical methods used were standard 50g fire assay with AA finish and multi-element ICP-MS.  These are standard analytical packages for the exploration industry and are performed to a high standard.  Analytical accuracy and precision are monitored by the analysis of reagent blanks, reference material and replicate samples.  Quality control is further assured by the use of international and in-house standards.

ALS Chemex is accredited by the Standards Council of Canada, NATA (Australia) and is an ISO 17025 accredited company.

12.2         ITH Sampling
ITH collected 861 rock samples.  These samples along with previous sampling define the gold-bearing veins and vein zones tested with drilling.  Sampling procedures used by AGA and described above were adopted by ITH and continued through this program with the exception that standards and blanks were inserted at at rate of 1:10 and both sample preparation and analytical work were done by ALS Chemex for 2006 and 2007 samples.  In an effort to address potential nugget affect issues that can arise with free gold in veins, the fire assay method was changed from 50g fire assay with AA finish to screen fire assay for quartz vein material.  This change ought to have produced more reliable results for gold.

13.0     Sample Preparation, Analyses and Security

13.1         AGA Procedures
Soil and drill samples obtained in 2005 were subject to AGA’s in-house methodology and Quality Assurance Quality Control (QAQC) protocols.  Samples were prepared by Alaska Assay Laboratories, Inc. and analyzed by ALS Chemex by means of their standard 50g fire assay with normal AA finish or gravimetric finish for higher grade samples and multi-element ICP-MS.

Sampling campaigns were subject to insertion of blanks approximately every 25 samples, standards every 25 samples, as well duplicate samples from pulp splits and coarse reject splits, sample repeats approximately every 20 samples.  Results of AGA’s QAQC program have been reviewed by the author.  In the course of the program, there was an out of range error rate in the blanks and standards of ~3%.  Each case was examined closely and surrounding samples reanalyzed. Overall, AGA has been conscientious in their QAQC program and the author concludes that sampling and analytical work is accurate and reliable.

13.2         ITH Procedures
ITH continued with the QAQC protocol of AGA and increased the number of control samples (blanks and standards) to 1 in 10.  Duplicate splits of drill samples are prepared for every 20 samples.  Gold was analyzed by screen fire assay for quartz vein samples, a procedure appropriate for high grade gold samples.  Because the screen fire assay is 1kg, the sample length was reduced so that the original sample weight was approximately 1 kg.  In wall rock areas, standard 50g fire assay methods were used for the gold analysis.  Samples were weighed by ITH before shipping, by the laboratory when received and logged in, and then the coarse reject material was re-weighed by the laboratory after the sample aliquot was removed for pulverization.  This tracking of samples enabled constant verification of quality throughout the analytical process.

All drill samples were also submitted for multi-element ICP-MS analyses using a 4 acid digestion technique.  Geochemical data has been worked by ITH to understand geochemical signature of veins and gold mineralization.  Silver and As correlate strongly with gold mineralization (Figure 8).

14.0     Data Verification
Field and drill core observations made by the author during the site visits are consistent with the style of mineralization and alteration reported in the material provided by AGA and ITH.  Outcrop exposures and slope talus were examined and found to be consistent with existing geological maps.

As a check, four samples of vein material were collected (3 outcrop, 1 float) during the 2006 visit (Figure 7).  These samples were crushed, split, pulverized and assayed with a 50 g fire-assay AA and gravimetric finish method by ALS Chemex in Reno, Nevada.  The samples contain high grade gold values (e.g. 960 g/t Au; Table 3) and are consistent with the findings of the AGA and ITH exploration programs.

Another five samples were collected during the 2010 field visit from previously sampled core.  Results from three of these samples compare favorably with the original assay (Table 4).  One sample indicates significant gold (20.8 g/t Au) compared with 43.9 g/t Au in the original.  A fifth sample assayed 0.6 g/t Au compared with 60.6 g/t Au.  At high gold values, this type of discrepancy is typical of nugget affect for this type of vein gold.  A peppercorn size grain of gold may report to one split, and not the other. TMC also collected nine duplicate samples from core.  These are plotted along with those of the first author (Figure 13).  This plot shows reasonable duplication of values with no systematic low or high bias.  TMC sampling also shows one sample with an original value of 15.4 g/t Au and a duplicate value of 102.5 gt Au. (Figure 14).

The author has not verified all sample types (soil, stream sediment) or material reported.  To the best of the author’s knowledge, AGA has been diligent in their sampling procedures and efforts to maintain accurate and reliable results.

The 2006-2007 drill database has been reviewed by the author and appears to be in good order and consistent with the geology and anticipated geochemical characteristics of this type of mineralization.  Data was also reviewed by Mr. Gary Giroux as part of the resource estimation process.

15.0                 Adjacent Properties

There are no known adjacent properties, but Kiska Metals Corporation is currently exploring the Whistler project approximately 55 km to the east, an area initially staked and explored by Kenncott (http://www.kiskametals.com).  ITH was also involved in the exploration of a series of high-grade veins approximately 40 km to the northeast of Terra on the South Estelle Property which ITH had under option from Hidefield Gold.  The veins at South Estelle are quartz-sulfide veins and are quite distinct from the banded veins at Terra.  Hidefield Gold was acquired by Minera IRL in December 2009 (http://www.minera-irl.com).

Millrock Resources Inc has several claim blocks approximately 30 to 40 km east of the Terra claim block (http://www.millrockresources.com).

TABLE 3
Check Samples Collected by the First Author, 2006

Sample ID	Assay (ppm)	Comments
T1	960	Channel sample across vein – Ben zone
T2	17.5	Chip across vein – SD zone
T3	260	Chip across vein – SD zone
T4	15.6	Select grab of float among talus- source unknown

TABLE 4
Check Samples Collected by the First Author, 2010

Sample Number	Drill Hole Number	ITH Sample Results	Check Sample Results	Comment
TPK-1	TR07-31	43.9	20.8	Nugget effect
TPK-2	TR07-31	4.25	3.83	Consistent result
TPK-3	TR05-11	0.02	0.02	Consistent result
TPK-4	TR05-11	4.41	4.04	Consistent result
TPK-5	TR07-20	60.6	0.6	Strong nugget effect

16.0     Mineral Processing and Metallurgical Testing

Niether AGA or ITH undertook any mineral processing or metallurgical tests.  However, AGA undertook an initial gold characterization study prepared by SGS Mineral Services, Lakefield, Ontario (SGS, 2006).  Sample number DC123679 from drill hole TR 05-12, 190.65 – 191.11 was crushed to liberate gold for examination.  Gold fineness ranges from 630-780 and 98.6% of the gold reported to the gravity concentrate with 79% partitioning into a gold concentrate and 10% reporting to a sulphide concentrate. The balance reported to middling and tails. The report concluded that gravity would be the best method to recover gold from this material.   This information is based on a small sample set but provides some initial information.

Figure 13.  Data plots show results of QA/QC procedures.  A) Prep duplicates plot on log-log scale within a reasonable envelop along a line with slope of 1 indicating good reproducibility among duplicate splits.  Some outliers are consistent with nugget effect. N=75.  B) Assays of standards cluster well around the stated values.  The single outlier is thought by ITH to be a data entry error in the name of the sample.  N=215.  C) Assays for blanks.  Detection limit for the assay method used for many samples is 0.01 with acceptable blank value up to 0.03 ppm (first and second tier values).  For screen fire assay samples, the detection limit is 0.05 and 0.15 is the acceptable blank value.  Most high blanks are attributed to carry over from previous high grade samples and are in ranges acceptable to Chemex.  D) Check samples collected by the first author (blue) and by TMC (orange-brown).  Samples fall within a reasonable envelope around a line with slope of 1 with no apparent systematic bias above or below the line.

17.0     Mineral Resource and Mineral Reserve Estimates

17.1         Introduction
ITH commissioned Mr. G. Giroux of Giroux Consultants Ltd to prepare an initial resource estimate on the Ben Vein based on drilling through the end of the 2007 field season (Giroux Consultants Ltd, 2007). This is the first resource estimation that has been undertaken for the property and serves as a guide for evaluating the potential of Ben’s Vein specifically and the greater Terra project in general.

Mr. Giroux is a qualified person by virtue of education, experience and membership in a professional association.  He is independent of both the issuer and the vendor applying all of the tests in section 1.4 of National Instrument 43-101.

ITH provided Mr Giroux with their drill database consisting of data from 32 drill holes and 3633 assays from these holes.  Of these holes, 20 intersected the Ben Vein and other adjacent mineralized zones. Other drill holes targeted and intersected other mineralized veins (Ice, SD, and Fish Creek).

17.2         Resource Estimation Procedures
A resource calculation is based on estimating the most likely gold value of blocks within a modeled solid.  In this case the solid is a representation of the Ben Vein.  Blocks for a block model are determined based on geologic parameters and variograms calculated from the data provided from drill hole samples.  The variogram is a graphical representation of the probability of a given value occurring at a distance h from a data point which is a drill hole or surface sample.  Based on this, blocks in the block model are assigned values.  The value of each block is accumulated at various cutoffs to estimate tons and grade of a resource.

17.2.1     Modeling
A 3D wire frame solid model of the Ben Vein was prepared for ITH by Mr Carl Schaefer of Northern Associates, Inc.  The solid was created from E-W drill cross sections and is based on the logged intercepts of Ben’s Vein.  Software validations indicate a closed and valid solid for this model (Figure 14).

Gold composites of drill hole assays were calculated using a 3 g/t Au cutoff.  Intervals up to 1.5m wide with gold values less than the cutoff grade were allowed as part of the composite provided the interval could be carried by surrounding values that maintained a > 3g/t Au grade for the entire composite.  A second validated wire-frame 3D solid was created from the composites.

GPS surveyed collar locations along with the vein and composite solids were rectified to the USGS Lime Hills D2 30m DEM which is used for topographic base map for the Terra project and serves as the top boundary for the models.

This model adequately constrains the higher grade mineralization of the Ben Vein, but does not include lower grade material surrounding the vein and outside the shell.  For this reason, a process similar to the one described above was used to outline a 1 g/t Au shell around and including the Ben Vein material (Figure 15).  This shell gives larger volume and lower grades.  The drill hole assays were tagged if they were inside the interpreted the Ben Vein and also if they were within the larger 1 g/t Au shell.  The statistics for gold and silver for these two shells is shown in Table 5

TABLE 5
Statistics for gold and silver assays
3 g/t composites

	Within the Ben Vein		Inside the 1 g/t Au Shell
	Au (g/t)	Ag (g/t)	Au (g/t)	Ag (g/t)
Number	102	102	193	193
Mean	17.04	38.46	10.09	22.54
Standard Deviation	27.90	104.46	21.57	77.86
Minimum Value	0.66	0.88	0.040	0.38
Maximum Value	195.00	789.00	195.00	789.00
Coefficient of Variation	1.64	2.72	2.14	3.45

Figure 14.   Subsurface view looking upwards and to the northeast at the modeled 3D solid for the Ben Vein.  Fine lines are drill hole traces.

The grade distributions for gold and silver were examined both inside and outside the Ben Vein to determine if capping was required and if so, at what level.  All distributions were positively skewed.  Lognormal cumulative frequency plots for gold and silver show multiple overlapping lognormal populations.  For gold and silver values within the Ben Vein, the highest population was considered erratic.  A cap level of 2 standard deviations above the mean of the second highest population was selected in each case.  For gold values 3 assays were capped at 82 g/t and for silver 3 assays were capped at 267 g/t.  Capping reduces the mean grade in all cases but more importantly reduces the standard deviations and brings the coefficients of variation down to reasonable levels (Tables 5 and 6).

Figure 15.  Subsurface view looking upwards and to the northeast at the 1.0 g/t Au shell.  Fine lines are drill hole traces

Paul Klipfel Ph.D. Mineral Resource Services Inc. Gary Giroux Giroux Consultants Ltd.

Summary Report On The Terra Gold Project, McGrath District, Alaska                 June 15, 2010

Drill holes were compared to the interpreted mineralized vein and the larger 1 g/t Au shell and points at which the holes entered and left the solids were recorded.  Uniform downhole 1 m composites were formed to honor the solid boundaries.  Intervals at the solid boundaries less than 0.5 m were combined with adjoining samples to produce a uniform support of 1± 0.5 m.  The composite statistics are summarized in Table 7.

Table 6
Statistics for capped gold and silver assays

3 g/t composites

	Within the Ben Vein		Inside the 1 g/t Au Shell
	Au (g/t)	Ag (g/t)	Au (g/t)	Ag (g/t)
Number	102	102	193	193
Mean	15.53	29.74	9.29	17.93
Standard Deviation	21.00	57.64	16.64	44.05
Minimum Value	0.66	0.88	0.040	0.38
Maximum Value	82.00	267.00	82.00	267.00
Coefficient of Variation	1.35	1.94	1.79	2.45

TABLE 7
Statistics for gold and silver assays
1 m Composites

	Within the Ben Vein		Inside the 1 g/t Au Shell
	Au (g/t)	Ag (g/t)	Au (g/t)	Ag (g/t)
Number	37	37	68	68
Mean	15.68	31.57	9.21	17.68
Standard Deviation	14.23	47.68	11.85	34.31
Minimum Value	1.71	1.29	0.112	0.547
Maximum Value	59.73	193.46	59.73	193.46
Coefficient of Variation	0.91	1.51	1.29	1.94

17.2.2     Variography
Pairwise relative semivariograms were produced for gold and silver in the three principal vein directions:
-	along strike 171o Dip 0o,
-	down dip 261o Dip -70o ,
-	across dip 81o Dip -20o.

Due to the amount of data available within the vein structure, these semivariograms are limited in number of pairs present at any given lag spacing and as a result are difficult to interpret.  The increased number of data points in waste produced more meaningful semivariograms with slightly more variance.  A geometric anisotropy was demonstrated for both gold and silver within both vein and shell material.  The model parameters are summarized in Table 8 with the semivariograms shown in Appendix 2.

Paul Klipfel Ph.D. Mineral Resource Services Inc. Gary Giroux Giroux Consultants Ltd.

Summary Report On The Terra Gold Project, McGrath District, Alaska                 June 15, 2010

TABLE 8
Summary of semivariogram parameters

Zone	Variable	Az.	Dip	Co	C1	C2	Short Range (m)	Long Range (m)
Ben’s Vein	Au	171	0	0.20	0.30		40
		261	-70	0.20	0.30		80
		81	-20	0.20	0.30		10
	Ag	171	0	0.30	0.50		60
		261	-70	0.30	0.50		60
		81	-20	0.30	0.50		10
1 g/t Au Shell	Au	171	0	0.40	0.50		40
		261	-70	0.40	0.50		80
		81	-20	0.40	0.50		10
	Ag	171	0	0.30	0.65		80
		261	-70	0.30	0.65		60
		81	-20	0.30	0.65		10

17.2.3     Bulk Density
ALS Chemex completed 16 specific gravity determinations on core from the project area; 6 from the host diorite unit and 10 from the mineralized vein material.  The results are summarized in Table 9.

Material within Ben’s Vein was given a density of 2.66, the average of the vein samples while material outside the vein was assigned a density of 2.80, the average of diorite samples.  Blocks containing both were assigned a weighted average.

17.2.4     Block Model
A block model with blocks 5 m E-W, 10 m N-S and 10 m vertical was superimposed over the vein solid.  The block model origin was as follows:

Lower Left Corner	462550 E	Column size 5 m	60 columns
	6848550 N	Row size 10 m	50 rows
Top of Model	1470	Level size 10 m	43 levels
No Rotation

Each block was compared to the topographic surface and mineralized solid and the percentage of the block below topography and inside the solid was recorded.  An example section is shown in Figure 11.  Drill holes from 25m on either side of the section are shown as well as estimated blocks from this section.

Paul Klipfel Ph.D. Mineral Resource Services Inc. Gary Giroux Giroux Consultants Ltd.

Summary Report On The Terra Gold Project, McGrath District, Alaska                 June 15, 2010

TABLE 9
Summary of Specific Gravity Determinations
SampleID	SG	Hole	From (M)	To (M)	LithCode	Lith Desc.
DC148027	2.81	TR-06-16	122.3	122.4	diorite	diorite
DC148029	2.78	TR-05-10	101.9	102.0	diorite	diorite
DC148030	2.76	TR-05-07	23.2	23.3	diorite	diorite
DC148034	2.80	TR-07-17	436.0	436.2	diorite	diorite-hrln vnlts
DC148036	2.82	TR-05-11	107.2	107.3	diorite	diorite
DC148037	2.80	TR-07-27	98.4	98.5	diorite	diorite, v.trace vnlts
	2.80				diorite Average
DC148025	2.76	TR-05-03	31.9	32.0	vein	~50/50 vn+slate clast breccia
DC148026	2.61	TR-06-16	120.6	120.7	vein	q.vn-banded
DC148028	2.64	TR-05-10	103.5	103.6	vein	qtz, banded
DC148031	2.61	TR-07-26	18.9	19.0	vein	mottled vn
DC148032	2.66	TR-07-26	19.2	19.2	vein	diorite clast(25%), vn breccia
DC148033	2.63	TR-07-17	423.5	423.7	vein	mottled qtz
DC148035	2.63	TR-05-11	108.3	108.4	vein	mottled qtz
DC148038	2.65	TR-07-27	100.0	100.1	vein	banded qtz
DC148039	2.70	TR-07-29			vein	vn bxa 40%qtz -last 4cm of DC136877
DC148040	2.75	TR-07-29			vein	diorite w/hrln vnlts -last 4cm of DC126761
	2.66				vein Average

17.2.5     Grade Interpolation
Gold and silver grades were interpolated into blocks by ordinary kriging.  Kriging was first attempted on all blocks with some percentage inside the mineralized solid (Ben’s Vein).  The kriging exercise was completed in a series of passes with an elliptical search oriented along the three principal directions of anisotropy.  The dimensions of the search ellipse were determined by the range of the semivariogram in these three directions.  The first pass looked for a minimum of 4 composites within a search ellipse with dimensions equal to ¼ the semivariogram range.  If the minimum 4 composites were not found the block was not estimated.  For those blocks not estimated, a second pass using dimensions equal to ½ the semivariogram range was completed.  Again a minimum 4 composites were required to estimate a block.  A third pass using the entire range and a forth pass using twice the range followed.  Finally a fifth pass using twice the range but only requiring 2 composites was completed.  In all cases if more than 12 composites were found in any search, the closest 12 were used.

A similar exercise was completed for all estimated blocks with some percentage inside the 1 g/t shell.  It is stressed that this estimate contains all the Ben Vein material estimated above.  For this kriging run only composites outside the mineralized solid were used.  Again 4 passes were attempted using a similar strategy.  A weighted average grade was calculated for each block straddling the vein solid boundary.

The kriging parameters are summarized in Table 10.

Paul Klipfel Ph.D. Mineral Resource Services Inc. Gary Giroux Giroux Consultants Ltd.

Summary Report On The Terra Gold Project, McGrath District, Alaska                 June 15, 2010

TABLE 10
Summary of Kriging Parameters

Zone	Variable	Pass	Number Estimated	Az/Dip	Dist. (m)	Az/Dip	Dist. (m)	Az/Dip	Dist. (m)
Ben’s Vein	Au	1	3	171/0	10	81/-20	2.5	261/-70	20
		2	50	171/0	20	81/-20	5	261/-70	40
		3	408	171/0	40	81/-20	10	261/-70	80
		4	824	171/0	80	81/-20	20	261/-70	160
		5	362	171/0	80	81/-20	20	261/-70	160
	Ag	1	5	171/0	15	81/-20	2.5	261/-70	15
		2	51	171/0	30	81/-20	5	261/-70	30
		3	458	171/0	60	81/-20	10	261/-70	60
		4	831	171/0	120	81/-20	20	261/-70	160
		5	302	171/0	120	81/-20	20	261/-70	160
1 g/t Au Shell	Au	1	22	171/0	10	81/-20	2.5	261/-70	20
		2	183	171/0	20	81/-20	5	261/-70	40
		3	583	171/0	40	81/-20	10	261/-70	80
		4	1,298	171/0	80	81/-20	20	261/-70	160
	Ag	1	36	171/0	20	81/-20	2.5	261/-70	15
		2	270	171/0	40	81/-20	5	261/-70	30
		3	795	171/0	80	81/-20	10	261/-70	60
		4	985	171/0	160	81/-20	20	261/-70	120

17.3         Resource Statement
Drill hole logging has established geologic continuity of Ben’s Vein within the diorite host rock.  With only 20 drill holes intersecting the vein, there is insufficient information to classify this resource as anything but Inferred.

The results are presented as two grade-tonnage Tables.  The first assumes one could mine to the limits of the vein boundaries and includes no external dilution (Table 11).  The second tabulation (Table 12) looks at mining to the limits of the 1.0 g/t Au shell or envelope around Ben’s Vein.  Both the higher grade Ben’s Vein material and the lower grade envelope material are included in this tabulation.

TABLE 11
Inferred Resource Within Ben Vein

Au Cutoff	Tonnes > Cutoff	Grade > Cutoff		Contained Metal
(g/t)	(tonnes)	Au (g/t),	Ag (g/t)	Au (ozs)	Ag (ozs)
5.00	266,000	17.15	34.77	147,000	297,000
6.00	262,000	17.31	34.94	146,000	294,000
7.00	258,000	17.47	35.19	145,000	292,000
8.00	255,000	17.60	35.47	144,000	291,000
9.00	251,000	17.72	35.73	143,000	288,000
10.00	237,000	18.20	36.62	139,000	279,000

TABLE 12
Inferred Resource Within 1.0 g/t Au Shell

Au Cutoff	Tonnes > Cutoff	Grade > Cutoff		Contained Metal
(g/t)	(tonnes)	Au (g/t),	Ag (g/t)	Au (ozs)	Ag (ozs)
5.00	428,000	12.20	23.11	168,000	318,000
6.00	402,000	12.64	24.02	163,000	310,000
7.00	383,000	12.95	24.72	159,000	304,000
8.00	364,000	13.22	25.33	155,000	296,000
9.00	335,000	13.63	26.50	147,000	285,000
10.00	292,000	14.22	27.97	134,000	263,000

An example cross section is shown as Figure 12.  Drill holes from 25 m on either side of section are shown as well as estimated blocks from this section.

17.4         Mineral Resource Classification
Mineral Resources for the Terra project are classified as an Inferred Resource according to the CIM Standards on Mineral Resources and Reserves – Definitions and Guidelines (December 2005).  An Inferred Mineral Resource is defined as follows:

Inferred Mineral Resource

“An ‘Inferred Mineral Resource’ is that part of a Mineral Resource for which quantity and grade or quality can be estimated on the basis of geological evidence and limited sampling and reasonably assumed, but not verified, geological and grade continuity.  The estimate is based on limited information and sampling gathered through appropriate techniques from locations such as outcrops, trenches, workings and drill holes.”

“Due to the uncertainty that may be attached to Inferred Mineral Resources, it cannot be assumed that all or any part of an Inferred Mineral Resource will be upgraded to an Indicated or Measured Mineral Resource as a result of continued exploration.  Confidence in the estimate is insufficient to allow the meaningful application of technical and economic parameters or to enable an evaluation of economic viability worthy of public disclosure.

Inferred Mineral Resources must be excluded from estimates forming the basis of feasibility or other economic studies.”

Paul Klipfel Ph.D. Mineral Resource Services Inc. Gary Giroux Giroux Consultants Ltd.

Summary Report On The Terra Gold Project, McGrath District, Alaska                 June 15, 2010

Mineral Resources are not Mineral Reserves and do not have demonstrated economic viability.
The author is not aware of any environmental, permitting, legal, title, taxation, socio-economic, marketing, political or other relevant issues that could potentially affect this estimate of mineral resources.  Mineral reserves can only be estimated based on the results of an economic evaluation generally as part of a preliminary feasibility or feasibility study.  As such, no reserves have been estimated at this stage.

18.0     Other Relevant Data and Information
No additional information or explanation is known by the author to be necessary to make the technical report understandable and not misleading.

19.0     Interpretation and Conclusions
The Terra property is situated in a relatively under-explored part of Alaska.  High-grade bonanza gold veins have been discovered in spatial association with intrusive rocks similar in age and composition to those that host other intrusion-related gold deposits of Alaska.  Drill evaluation of these veins indicates strike and dip continuity of the vein and gold content over distances up to 350m and 250 m respectively.  Samples of these veins contain high-grade gold up to several hundred ppm (960 ppm [>30 opt Au] in the author’s check sample).  Other smaller veins with lower gold content (~1-3 g/t) were intersected in drill holes also.

An initial resource estimation on the drill-tested portion of the Ben Vein shows the vein open to the north and at depth.  The vein appears to pinch out to the south.  An initial resource estimate of mineralization in the Ben Vein indicates the presence of an Inferred Resource on the order of   168,000 ounces of gold plus 318,000 ounces of silver in 428,000 tons grading 12.2 g/t Au at a 5 g/t Au cutoff.  This estimate does not include evaluation of mineralization in adjacent veins, some of which also contain significant high grade mineralization.  Nor does it include mineralization inferred to occur, but untested, to the north and at depth.
Three other areas have been identified with reconnaissance sampling and surface review.  Samples and drill intercepts of veins (Fish Creek, Ice, SD) all contain gold mineralization and suggest that there is opportunity for additional new discoveries.  Also the Breese’s Breccia offers anomalous gold which should be investigated further.

The author concludes from the observations and work completed to date that Terra is the site of bonanza gold vein mineralization and possible other styles of mineralization (Breese’s and North Fish Creek).  The high grade vein gold mineralization has only partially been tested and shows geologic and mineralized continuity for the portion tested.  Further drilling will be required to identify the full extent of individual veins and the potential scope of mineralization.

Paul Klipfel Ph.D. Mineral Resource Services Inc. Gary Giroux Giroux Consultants Ltd.

Summary Report On The Terra Gold Project, McGrath District, Alaska                 June 15, 2010

20.0     Recommendations

20.1         Recommended Exploration Program
Exploration of the Terra property is at a relatively early stage.  Identification of the number and extent of bonanza veins along with demonstration of their continuity will be key aspects of continued exploration.

TMC proposes to continue drilling the northern strike and down–dip extension of the Ben Vein as well as develop drill plans for the other veins in the trend. The identification of and map positioning of vein segments by using differential GPS ought to help map out those segments for better definition of continuity along individual veins particularly for Fish Creek and SD veins. This type of information along with structural analyses will provide a basis for follow-up drilling in these areas where a number of very high grade veins were encountered in 2005.

It is recommended that TMC undertake its proposed exploration of the Terra property.  The work program should include drilling, sampling, mapping, and structural analysis.  The aim of exploration should be to 1) test the extent of known vein mineralization through drilling, mapping, and structural analysis; and 2) characterize mineralization in veins surrounding specific outcropping veins such as the Ben Vein; and 3) continue to conduct reconnaissance mapping, sampling, and prospecting throughout the property.  Drilling should endeavor to increase inferred resources and convert existing resources to the indicated or measured category.

Identification of faults and, possible offset directions will likely play a key role in understanding the vein-intrusive-host rock relations and developing a predictive model for identifying the location and orientation of veins.  Structural elements derived from fold-thrust deformation will likely produce the primary architecture.  Overprinted features of subsequent deformation are likely to control the location of intrusions and the veins they host.

Prospecting, mapping, and sampling, should attempt to locate the source of anomalous surface samples and characterize that mineralization.

20.2         Budget  for 2010
TMC proposes spending $2.35M in 2010 for their initial drill program during the summer of 2010 (Table 13).  This budget is adequate and appropriate for the work they propose.

Paul Klipfel Ph.D. Mineral Resource Services Inc. Gary Giroux Giroux Consultants Ltd.

Summary Report On The Terra Gold Project, McGrath District, Alaska                 June 15, 2010

TABLE 13

PROPOSED 2010 EXPLORATION BUDGET

Expenditure	$ K
G and A and option fee	300
Camp Costs	100
Drilling 10,000 feet	1,000
Geological and Technical	250
Helicopter and Air Support	600
Geophysical Survey	50
Environmental	50
TOTAL	2,350

Paul Klipfel Ph.D. Mineral Resource Services Inc. Gary Giroux Giroux Consultants Ltd.

Summary Report On The Terra Gold Project, McGrath District, Alaska                 June 15, 2010

21.0     References
 Allen, M.S., 1990, Gold anomalies and newly identified old occurrences in the Lime Hills quadrangle, Alaska, and their association with the Hartman sequence plutons: in Goldfarb RJ, Nash JT, Stoesser JW (eds.): U.S. Geological Survey Bulletin 1950, p. F1-F16.

  Brooks, A.H., 1911, The Mount McKinley region, Alaska, with descriptions of the igneous rocks and of the Bonnefield and Kantishna districts: in Prindle LM (ed.), U.S. Geological Survey Professional Paper 70, 234 p.

  Capps, S.R., 1935 The southern Alaska Range: U.S. Geological Survey Bulletin 862, 101 p.

  Giroux Consultants Ltd., 2008, Resource Estimation for Ben’s Vein, Terra Project Alaska, Confidential consultants report prepared for ITH, 25pp.

  Goldfarb, R.J., 1997, Metallogenic evolution of Alaska, in Mineral Deposits of Alaska, Goldfarb, R.J., and Miller, L.D. ed.  Economic Geology Monograph 9, p. 4-34.

  Jones, D.L., Silberling NJ, Coney, P.J., Plafker, G., 1984, Lithotectonic terrane map of Alaska west of the 141st meridian: in Silberling NJ, Jones DL (eds.), Lithotectonic terrane maps of the North American Cordillera: U.S. Geological Survey Open-File Report 84-523, p. A1-A12.

  Lanphere, M.A., and Reed, B.L., 1985, The McKinley sequence of granitic rocks-A key element in the accretionary history of southern Alaska: Journal of Geophysical Research, v. 90, p. 11413-11430.

  McCoy, D., Newberry, R.J., Layer, P., Cimarchi, J.J., Baccke, A., Masterman, J.S., and Minehane, D.L., 1997, Plutonic-related gold deposits of interior Alaska, in Mineral Deposits of Alaska, Goldfarb, R., and Miller, L., eds., Economic Geology, Monograph 9, pp. 191-241.

  Plafker, G. and Berg, H.C., 1994, Overview of the geology and tectonic evolution of Alaska: in Plafker G, Berg HC (eds.), The Geology of Alaska, Geological Society of America, v. G-1, p. 989-1021.

  Reed, B.L. and Lanphere, M.A., 1969, Age and chemistry of Mesozoic and Tertiary plutonic rocks in south-central Alaska: Geological Society of America Bulletin, v. 80, p. 23-44.

  Reed, B.L. and Lanphere, M.A., 1972, Generalized geologic map of the Alaska-Aleutian Range batholith showing potassium-argon ages of plutonic rocks: U.S. Geological Survey Miscellaneous Field Studies Map MF-372, 2 sheets.

  Reed, B.L. and Lanphere, M.A., 1973, Alaska-Aleutian batholith-Geochronology, chemistry, and relation to circum-Pacific plutonism: Geological Society of America Bulletin, v. 84, p. 2583-2610.

 SGS, 2006, A mineralogical description of gold occurrences within two exploration sample composites, consultants report to AngloGold Ashanti Corp.,  96 pp.
Paul Klipfel Ph.D. Mineral Resource Services Inc. Gary Giroux Giroux Consultants Ltd.

Summary Report On The Terra Gold Project, McGrath District, Alaska                 June 15, 2010

22.0     Date and Signature Page

The effective date of this technical report, entitled “Summary Report on the Terra Gold Project, McGrath District, Alaska” is June 15, 2010.

Dated: June 15, 2010

Signed:

(signed) Paul Klipfel                                                                           [Sealed: CPG#10821]
Dr. Paul Klipfel, Ph.D, CPG#10821

(signed) Gary Giroux                                                                           [Sealed]
Gary Giroux, P.Eng. MASc.

Paul Klipfel Ph.D. Mineral Resource Services Inc. Gary Giroux Giroux Consultants Ltd.

Summary Report On The Terra Gold Project, McGrath District, Alaska                 June 15, 2010
CERTIFICATE OF AUTHOR

I, Paul D. Klipfel Ph.D.,  do hereby certify that:

1.	I am President of :
Mineral Resource Services, Inc.
4889 Sierra Pine Dr
Reno, NV 89519

2.	I have graduated from the following Universities with degrees as follows:
a.	San Francisco State University,	B.A. geology	1978
b.	University of Idaho,	M.S. economic geology	1981
c.	Colorado School of Mines	M.S. mineral economics	1988
d.	Colorado School of Mines	Ph.D. economic geology	1992

3.	I am a member in good standing of the following professional associations:
a.	Society of Mining Engineers
b.	Society of Economic Geologists
c.	Geological Society of America
d.	Society for Applied Geology
e.	American Institute of Professional Geologists

4.	I have worked as a mineral exploration geologist for 28 years since my graduation from San Francisco State University.

5.
I have read the definition of “Qualified person” set out in National Instrument 43-101 and certify that by reason of my education, affiliation with professional associations and past relevant work experience, I fulfill the requirements to be a “Qualified Person” for the purposes of NI 43-101.

6.
I am responsible for the preparation of all sections of the technical report titled Summary Report on the Terra Gold Project, McGrath District, Alaska and dated June 15, 2010 (the “Technical Report”) relating to the Terra property except section 17 on resource evaluation which was prepared by the coauthor Mr. G. Giroux.  I visited the Terra property on June 14, 2006 for 1 day, reviewed core in Fairbanks, and conducted a petrographic evaluation of mineralized and unmineralized samples.  I subsequently visited the property on May 31, 2010 and collected check samples.

4889 Sierra Pine Dr.	Reno NV 89519	ph: 775 742-2237	p.klipfel@sbcglobal.net

Paul Klipfel Ph.D. Mineral Resource Services Inc. Gary Giroux Giroux Consultants Ltd.

Summary Report On The Terra Gold Project, McGrath District, Alaska                 June 15, 2010

7.	I have not had prior involvement with the property that is the subject of the Technical Report.

8.
I am not aware of any material fact or material change with respect to the subject mater of the Technical Report that is not reflected in the Technical Report, the omission to disclose which makes the Technical Report misleading.

9.	I am independent of the issuer applying all of the tests in section 1.4 of National Instrument 43-101.

10.	I have read National Instrument 43-101 and Form 101F1, and the Technical Report has been prepared in compliance with that instrument and form.

11.
I consent to the filing of the Technical Report with any stock exchange and other regulatory authority and any publication by them for regulatory purposes, including electronic publication in the public company files on their websites accessible by the public, or the Technical Report.

Dated this 15th day of June, 2010

____________________________________
Signature of Qualified Person

____________________________________
Print name of Qualified Person
Paul Klipfel Ph.D. Mineral Resource Services Inc. Gary Giroux Giroux Consultants Ltd.

Summary Report On The Terra Gold Project, McGrath District, Alaska                 June 15, 2010

CONSENT OF AUTHOR

TO:	International Tower Hill Mines Ltd. (the “Issuer”)
AND TO:
Ontario Securities Commission
Alberta Securities Commission
British Columbia Securities Commission
Saskatchewan Securities Commission
Manitoba Securities Commission
Nova Scotia Securities Commission
Prince Edward Island Securities Office
New Brunswick Securities Commission
Securities Commission of Newfoundland and Labrador
(collectively, the “Commissions”)

AND TO:	The Toronto Stock Exchange (the “TSX”)
RE:	Technical Report

I, Paul D. Klipfel Ph.D., do hereby consent to the filing of the written disclosure of the technical report titled Summary Report on the Terra Gold Project, McGrath District, Alaska and dated June 15, 2010 (the “Technical Report”) and any extracts from or a summary of the Technical Report in the reporting documents of International Tower Hills Inc. and to the filing of the Technical Report with the securities regulatory authorities referred to above.

I also certify that I have read the written disclosure being filed and I do not have any reason to believe that there are any misrepresentations in the information derived from the Technical Report or that the written disclosure in the 43-101 of International Tower Hills contains any misrepresentation of the information contained in the Technical Report.

Dated this 15th day of June, 2010

______________________________
Signature of Qualified Person

______________________________
Print Name of Qualified Person

4889 Sierra Pine Dr.	Reno NV 89519	ph: 775 742-2237	p.klipfel@sbcglobal.net

Paul Klipfel Ph.D. Mineral Resource Services Inc. Gary Giroux Giroux Consultants Ltd.

Summary Report On The Terra Gold Project, McGrath District, Alaska                 June 15, 2010

CERTIFICATE G.H. Giroux

I, G.H. Giroux, of 982 Broadview Drive, North Vancouver, British Columbia, do hereby certify that:

1)	I am a consulting geological engineer with an office at #1215 - 675 West HastingsStreet,Vancouver, British Columbia.
2)	I am a graduate of the University of British Columbia in 1970 with a B.A. Sc. and in 1984 with a M.A. Sc., both in Geological Engineering.
3)	I am a member in good standing of the Association of Professional Engineers andGeoscientists of the Province of British Columbia.
4)
I have practiced my profession continuously since 1970.  I have had over 30 years experience calculating mineral resources.  I have previously completed resource estimations on a wide variety of precious metal deposits both in B.C. and around the world, many similar to Terra.

5)
I have read the definition of “qualified person” set out in National Instrument 43-101 and certify that by reason of education, experience, independence and affiliation with a professional association, I meet the requirements of an Independent Qualified Person as defined in National Instrument 43-101.

6)
This report titled “Summary Report on the Terra Gold Project, McGrath District, Alaska” dated June 15, 2010, is based on a study of the data and literature available on the Terra Property. I am responsible for Section 17 on the resource estimations completed in Vancouver during 2007.  I have not visited the property.

7)	I have not previously worked on this deposit.
8)
As of the date of this certificate, to the best of my knowledge, information and belief, the technical report contains all scientific and technical information that is required to be disclosed to make the technical report not misleading.

9)	I am independent of the issuer applying all of the tests in section 1.4 of National Instrument 43-101.
10)	I have read National Instrument 43-101 and Form 43-101F1, and the Technical Report has been prepared in compliance with that instrument and form.

Dated this 15th day, June, 2010

“signed and sealed”

G. H. Giroux, P.Eng., MASc.
Paul Klipfel Ph.D. Mineral Resource Services Inc. Gary Giroux Giroux Consultants Ltd.

Summary Report On The Terra Gold Project, McGrath District, Alaska                 June 15, 2010

CONSENT OF AUTHOR
TO:	International Tower Hill Mines Ltd. (the “Issuer”)
AND TO:
Ontario Securities Commission
Alberta Securities Commission
British Columbia Securities Commission
Saskatchewan Securities Commission
Manitoba Securities Commission
Nova Scotia Securities Commission
Prince Edward Island Securities Office
New Brunswick Securities Commission
Securities Commission of Newfoundland and Labrador
(collectively, the “Commissions”)

AND TO:	The Toronto Stock Exchange (the “TSX”)
RE:	Technical Report

1.
I, Gary H. Giroux, of 1215 – 675 W. Hastings St., have prepared one or more sections and/or parts of the report entitled “Summary Report on the Terra Gold Project, McGrath District, Alaska” dated June 15, 2010 (the “Report”).

2.
I hereby consent to the filing of the Report in the public files with the Securities Commissions of British Columbia and Alberta and with the TSX Venture Exchange and to the use of the Report in connection with the disclosure in the Issuer’s Press Release dated February 7, 2008 and Material Change Report dated February 8, 2008 (collectively, the “Release”) and for any and all required regulatory filings, acceptances or approvals in connection with the use of, and reference to, the Mineral Resource Estimate for the “Terra” Property, Alaska as set out in the Report (including any subsequent press releases and material change reports).

3.
I hereby consent to the use of my name “G. H. Giroux”, and to the use of the name of “Giroux Consultants Ltd.”, a private engineering/geological consulting firm, of which I am President, in the Release.

4.	I hereby certify that I have read the Release and that the Release fairly and accurately represents the information contained in the Report.”

DATED this 15th day of June, 2008.

Per:____________________________________________________
       G. H. Giroux
Paul Klipfel Ph.D. Mineral Resource Services Inc. Gary Giroux Giroux Consultants Ltd.

Summary Report On The Terra Gold Project, McGrath District, Alaska                 June 15, 2010

Appendix 1:  Claim Information
The Terra Property is located in the Mc Grath Recording District and is comprised of a total of 240 State of Alaska claims.

Owner	File Number	Parcel Name	Date Acquired	MTRS Location
State Claims under Lease
Ben Porterfield	648383	Fish Creek 1	22-Mar-2005	S020N024W31
Ben Porterfield	648384	Fish Creek 2	22-Mar-2005	S020N024W31
Ben Porterfield.	648385	Fish Creek 3	22-Mar-2005	S019N024W06
Ben Porterfield.	648386	Fish Creek 4	22-Mar-2005	S019N024W17
Ben Porterfield	648387	Fish Creek 5	22-Mar-2005	S019N024W08
State Claims 100% Talon Gold Owned
Talon Gold Alaska Inc.	645778	TX 01	9-Aug-2004	S020N025W36
Talon Gold Alaska Inc.	645779	TX 02	9-Aug-2004	S019N025W01
Talon Gold Alaska Inc.	645780	TX 03	9-Aug-2004	S019N025W01
Talon Gold Alaska Inc.	645781	TX 04	9-Aug-2004	S019N025W12
Talon Gold Alaska Inc.	645782	TX 05	9-Aug-2004	S019N025W12
Talon Gold Alaska Inc.	645783	TX 06	9-Aug-2004	S020N024W30
Talon Gold Alaska Inc.	645784	TX 07	9-Aug-2004	S019N024W06
Talon Gold Alaska Inc.	645785	TX 08	9-Aug-2004	S019N024W07
Talon Gold Alaska Inc.	645786	TX 09	9-Aug-2004	S019N024W07
Talon Gold Alaska Inc.	645787	TX 10	9-Aug-2004	S019N024W18
Talon Gold Alaska Inc.	645788	TX 11	9-Aug-2004	S020N024W30
Talon Gold Alaska Inc.	645789	TX 12	9-Aug-2004	S020N024W31
Talon Gold Alaska Inc.	645790	TX 13	9-Aug-2004	S020N024W31
Talon Gold Alaska Inc.	645791	TX 14	9-Aug-2004	S019N024W06
Talon Gold Alaska Inc.	645792	TX 15	9-Aug-2004	S019N024W06
Talon Gold Alaska Inc.	645793	TX 16	9-Aug-2004	S019N024W07
Talon Gold Alaska Inc.	645794	TX 17	9-Aug-2004	S019N024W07
Talon Gold Alaska Inc.	645795	TX 18	9-Aug-2004	S019N024W18
Talon Gold Alaska Inc.	645796	TX 19	9-Aug-2004	S020N024W32
Talon Gold Alaska Inc.	645797	TX 20	9-Aug-2004	S019N024W05
Talon Gold Alaska Inc.	645798	TX 21	9-Aug-2004	S019N024W05
Talon Gold Alaska Inc.	645799	TX 22	9-Aug-2004	S019N024W08
Talon Gold Alaska Inc.	645800	TX 23	9-Aug-2004	S019N024W05
Talon Gold Alaska Inc.	645801	TX 24	9-Aug-2004	S019N024W05
Talon Gold Alaska Inc.	645802	TX 25	9-Aug-2004	S019N024W08
Talon Gold Alaska Inc.	645803	TX 26	9-Aug-2004	S019N024W08
Talon Gold Alaska Inc.	645804	TX 27	9-Aug-2004	S019N024W17
Talon Gold Alaska Inc.	648390	TX 28	8-Mar-2005	S020N024W29
Talon Gold Alaska Inc.	648391	TX 29	5-Mar-2005	S020N024W30
Talon Gold Alaska Inc.	648392	TX 30	8-Mar-2005	S020N025W36
Talon Gold Alaska Inc.	649367	TX-31	13-Apr-2005	S020N025W15
Talon Gold Alaska Inc.	649368	TX-32	13-Apr-2005	S020N025W14
Talon Gold Alaska Inc.	649369	TX-33	13-Apr-2005	S020N025W14
Talon Gold Alaska Inc.	649370	TX-34	13-Apr-2005	S020N025W13
Talon Gold Alaska Inc.	649371	TX-35	13-Apr-2005	S020N025W13
Talon Gold Alaska Inc.	649372	TX-36	13-Apr-2005	S020N024W18
Talon Gold Alaska Inc.	649373	TX-37	13-Apr-2005	S020N024W18

Summary Report On The Terra Gold Project, McGrath District, Alaska                 June 15, 2010

Owner	File Number	Parcel Name	Date Acquired	MTRS Location
Talon Gold Alaska Inc.	649374	TX-38	13-Apr-2005	S020N025W15
Talon Gold Alaska Inc.	649375	TX-39	13-Apr-2005	S020N025W14
Talon Gold Alaska Inc.	649376	TX-40	13-Apr-2005	S020N025W14
Talon Gold Alaska Inc.	649377	TX-41	13-Apr-2005	S020N025W13
Talon Gold Alaska Inc.	649378	TX-42	13-Apr-2005	S020N025W13
Talon Gold Alaska Inc.	649379	TX-43	13-Apr-2005	S020N024W18
Talon Gold Alaska Inc.	649380	TX-44	13-Apr-2005	S020N024W18
Talon Gold Alaska Inc.	649381	TX-45	13-Apr-2005	S020N025W22
Talon Gold Alaska Inc.	649382	TX-46	13-Apr-2005	S020N025W23
Talon Gold Alaska Inc.	649383	TX-47	13-Apr-2005	S020N025W23
Talon Gold Alaska Inc.	649384	TX-48	13-Apr-2005	S020N025W24
Talon Gold Alaska Inc.	649385	TX-49	13-Apr-2005	S020N025W24
Talon Gold Alaska Inc.	649386	TX-50	13-Apr-2005	S020N024W19
Talon Gold Alaska Inc.	649387	TX-51	13-Apr-2005	S020N024W19
Talon Gold Alaska Inc.	649388	TX-52	13-Apr-2005	S020N025W22
Talon Gold Alaska Inc.	649389	TX-53	13-Apr-2005	S020N025W23
Talon Gold Alaska Inc.	649390	TX-54	13-Apr-2005	S020N025W23
Talon Gold Alaska Inc.	649391	TX-55	13-Apr-2005	S020N025W24
Talon Gold Alaska Inc.	649392	TX-56	13-Apr-2005	S020N025W24
Talon Gold Alaska Inc.	649393	TX-57	13-Apr-2005	S020N024W19
Talon Gold Alaska Inc.	649394	TX-58	13-Apr-2005	S020N024W19
Talon Gold Alaska Inc.	649395	TX-59	13-Apr-2005	S020N025W27
Talon Gold Alaska Inc.	649396	TX-60	13-Apr-2005	S020N025W26
Talon Gold Alaska Inc.	649397	TX-61	13-Apr-2005	S020N025W26
Talon Gold Alaska Inc.	649398	TX-62	13-Apr-2005	S020N025W25
Talon Gold Alaska Inc.	649399	TX-63	13-Apr-2005	S020N025W25
Talon Gold Alaska Inc.	649400	TX-64	13-Apr-2005	S020N024W30
Talon Gold Alaska Inc.	649401	TX-65	13-Apr-2005	S020N025W27
Talon Gold Alaska Inc.	649402	TX-66	13-Apr-2005	S020N025W26
Talon Gold Alaska Inc.	649403	TX-67	13-Apr-2005	S020N025W26
Talon Gold Alaska Inc.	649404	TX-68	13-Apr-2005	S020N025W25
Talon Gold Alaska Inc.	649405	TX-69	13-Apr-2005	S020N025W25
Talon Gold Alaska Inc.	649406	TX-70	13-Apr-2005	S020N025W35
Talon Gold Alaska Inc.	649407	TX-71	13-Apr-2005	S020N025W35
Talon Gold Alaska Inc.	649408	TX-72	13-Apr-2005	S020N025W36
Talon Gold Alaska Inc.	649409	TX-73	13-Apr-2005	S020N025W35
Talon Gold Alaska Inc.	649410	TX-74	13-Apr-2005	S020N025W35
Talon Gold Alaska Inc.	649411	TX-75	13-Apr-2005	S020N025W36
Talon Gold Alaska Inc.	649412	TX-76	13-Apr-2005	S020N024W29
Talon Gold Alaska Inc.	649413	TX-77	13-Apr-2005	S020N024W29
Talon Gold Alaska Inc.	649414	TX-78	13-Apr-2005	S020N024W29
Talon Gold Alaska Inc.	649415	TX-79	13-Apr-2005	S020N024W28
Talon Gold Alaska Inc.	649416	TX-80	13-Apr-2005	S020N024W28
Talon Gold Alaska Inc.	649417	TX-81	13-Apr-2005	S020N024W27
Talon Gold Alaska Inc.	649418	TX-82	13-Apr-2005	S020N024W27
Talon Gold Alaska Inc.	649419	TX-83	13-Apr-2005	S020N024W32
Talon Gold Alaska Inc.	649420	TX-84	13-Apr-2005	S020N024W32
Talon Gold Alaska Inc.	649421	TX-85	13-Apr-2005	S020N024W33
Talon Gold Alaska Inc.	649422	TX-86	13-Apr-2005	S020N024W33
Talon Gold Alaska Inc.	649423	TX-87	13-Apr-2005	S020N024W34

Paul Klipfel Ph.D. Mineral Resource Services Inc. Gary Giroux Giroux Consultants Ltd.

Summary Report On The Terra Gold Project, McGrath District, Alaska                 June 15, 2010

Owner	File Number	Parcel Name	Date Acquired	MTRS Location
Talon Gold Alaska Inc.	649424	TX-88	13-Apr-2005	S020N024W34
Talon Gold Alaska Inc.	649425	TX-89	13-Apr-2005	S020N024W32
Talon Gold Alaska Inc.	649426	TX-90	13-Apr-2005	S020N024W33
Talon Gold Alaska Inc.	649427	TX-91	13-Apr-2005	S020N024W33
Talon Gold Alaska Inc.	649428	TX-92	13-Apr-2005	S020N024W34
Talon Gold Alaska Inc.	649429	TX-93	13-Apr-2005	S020N024W34
Talon Gold Alaska Inc.	649430	TX-94	13-Apr-2005	S019N024W04
Talon Gold Alaska Inc.	649431	TX-95	13-Apr-2005	S019N024W04
Talon Gold Alaska Inc.	649432	TX-96	13-Apr-2005	S019N024W03
Talon Gold Alaska Inc.	649433	TX-97	13-Apr-2005	S019N024W03
Talon Gold Alaska Inc.	649434	TX-98	13-Apr-2005	S019N024W04
Talon Gold Alaska Inc.	649435	TX-99	13-Apr-2005	S019N024W04
Talon Gold Alaska Inc.	649436	TX-100	13-Apr-2005	S019N024W03
Talon Gold Alaska Inc.	649437	TX-101	13-Apr-2005	S019N024W03
Talon Gold Alaska Inc.	649438	TX-102	13-Apr-2005	S019N024W09
Talon Gold Alaska Inc.	649439	TX-103	13-Apr-2005	S019N024W09
Talon Gold Alaska Inc.	649440	TX-104	13-Apr-2005	S019N024W10
Talon Gold Alaska Inc.	649441	TX-105	13-Apr-2005	S019N024W10
Talon Gold Alaska Inc.	649442	TX-106	13-Apr-2005	S019N024W09
Talon Gold Alaska Inc.	649443	TX-107	13-Apr-2005	S019N024W09
Talon Gold Alaska Inc.	649444	TX-108	13-Apr-2005	S019N024W10
Talon Gold Alaska Inc.	649445	TX-109	13-Apr-2005	S019N024W10
Talon Gold Alaska Inc.	649446	TX-110	13-Apr-2005	S019N024W16
Talon Gold Alaska Inc.	649447	TX-111	13-Apr-2005	S019N024W16
Talon Gold Alaska Inc.	649448	TX-112	13-Apr-2005	S019N024W15
Talon Gold Alaska Inc.	649449	TX-113	13-Apr-2005	S019N024W15
Talon Gold Alaska Inc.	649450	TX-114	13-Apr-2005	S019N024W18
Talon Gold Alaska Inc.	649451	TX-115	13-Apr-2005	S019N024W18
Talon Gold Alaska Inc.	649452	TX-116	13-Apr-2005	S019N024W17
Talon Gold Alaska Inc.	649453	TX-117	13-Apr-2005	S019N024W17
Talon Gold Alaska Inc.	649454	TX-118	13-Apr-2005	S019N024W16
Talon Gold Alaska Inc.	649455	TX-119	13-Apr-2005	S019N024W16
Talon Gold Alaska Inc.	649456	TX-120	13-Apr-2005	S019N024W15
Talon Gold Alaska Inc.	649457	TX-121	13-Apr-2005	S019N024W15
Talon Gold Alaska Inc.	649458	TX-122	13-Apr-2005	S019N024W19
Talon Gold Alaska Inc.	649459	TX-123	13-Apr-2005	S019N024W19
Talon Gold Alaska Inc.	649460	TX-124	13-Apr-2005	S019N024W20
Talon Gold Alaska Inc.	649461	TX-125	13-Apr-2005	S019N024W20
Talon Gold Alaska Inc.	649462	TX-126	13-Apr-2005	S019N024W21
Talon Gold Alaska Inc.	649463	TX-127	13-Apr-2005	S019N024W21
Talon Gold Alaska Inc.	649464	TX-128	13-Apr-2005	S019N024W22
Talon Gold Alaska Inc.	649465	TX-129	13-Apr-2005	S019N024W22
Talon Gold Alaska Inc.	649466	TX-130	13-Apr-2005	S019N024W19
Talon Gold Alaska Inc.	649467	TX-131	13-Apr-2005	S019N024W19
Talon Gold Alaska Inc.	649468	TX-132	13-Apr-2005	S019N024W20
Talon Gold Alaska Inc.	649469	TX-133	13-Apr-2005	S019N024W20
Talon Gold Alaska Inc.	649470	TX-134	13-Apr-2005	S019N024W21
Talon Gold Alaska Inc.	649471	TX-135	13-Apr-2005	S019N024W21
Talon Gold Alaska Inc.	649472	TX-136	13-Apr-2005	S019N024W22
Talon Gold Alaska Inc.	649473	TX-137	13-Apr-2005	S019N024W22

Paul Klipfel Ph.D. Mineral Resource Services Inc. Gary Giroux Giroux Consultants Ltd.

Summary Report On The Terra Gold Project, McGrath District, Alaska                 June 15, 2010

Owner	File Number	Parcel Name	Date Acquired	MTRS Location
Talon Gold Alaska Inc.	649474	TX-138	13-Apr-2005	S019N024W28
Talon Gold Alaska Inc.	649475	TX-139	13-Apr-2005	S019N024W28
Talon Gold Alaska Inc.	649476	TX-140	13-Apr-2005	S019N024W27
Talon Gold Alaska Inc.	649477	TX-141	13-Apr-2005	S019N024W27
Talon Gold Alaska Inc.	651073	TR-142	3-Oct-2005	S019N024W30
Talon Gold Alaska Inc.	651074	TR-143	3-Oct-2005	S019N024W30
Talon Gold Alaska Inc.	651075	TR-144	3-Oct-2005	S019N024W29
Talon Gold Alaska Inc.	651076	TR-145	3-Oct-2005	S019N024W29
Talon Gold Alaska Inc.	651077	TR-146	3-Oct-2005	S019N024W30
Talon Gold Alaska Inc.	651078	TR-147	3-Oct-2005	S019N024W30
Talon Gold Alaska Inc.	651079	TR-148	3-Oct-2005	S019N024W29
Talon Gold Alaska Inc.	651080	TR-149	3-Oct-2005	S019N024W29
Talon Gold Alaska Inc.	651081	TR-150	3-Oct-2005	S020N024W20
Talon Gold Alaska Inc.	651082	TR-151	3-Oct-2005	S021N024W20
Talon Gold Alaska Inc.	651083	TR-152	3-Oct-2005	S022N024W21
Talon Gold Alaska Inc.	651084	TR-153	3-Oct-2005	S023N024W21
Talon Gold Alaska Inc.	651085	TR-154	3-Oct-2005	S020N024W22
Talon Gold Alaska Inc.	651086	TR-155	3-Oct-2005	S020N024W22
Talon Gold Alaska Inc.	651087	TR-156	3-Oct-2005	S020N024W23
Talon Gold Alaska Inc.	651088	TR-157	3-Oct-2005	S020N024W20
Talon Gold Alaska Inc.	651089	TR-158	3-Oct-2005	S020N024W20
Talon Gold Alaska Inc.	651090	TR-159	3-Oct-2005	S020N024W21
Talon Gold Alaska Inc.	651091	TR-160	3-Oct-2005	S020N024W21
Talon Gold Alaska Inc.	651092	TR-161	3-Oct-2005	S020N024W22
Talon Gold Alaska Inc.	651093	TR-162	3-Oct-2005	S020N024W22
Talon Gold Alaska Inc.	651094	TR-163	3-Oct-2005	S020N024W23
Talon Gold Alaska Inc.	651095	TR-164	3-Oct-2005	S020N024W28
Talon Gold Alaska Inc.	651096	TR-165	3-Oct-2005	S020N024W28
Talon Gold Alaska Inc.	651097	TR-166	3-Oct-2005	S020N024W27
Talon Gold Alaska Inc.	651098	TR-167	3-Oct-2005	S020N024W27
Talon Gold Alaska Inc.	651099	TR-168	3-Oct-2005	S020N024W26
Talon Gold Alaska Inc.	651100	TR-169	3-Oct-2005	S020N024W26
Talon Gold Alaska Inc.	651101	TR-170	3-Oct-2005	S020N024W35
Talon Gold Alaska Inc.	651102	TR-171	3-Oct-2005	S020N024W35
Talon Gold Alaska Inc.	651103	TR-172	3-Oct-2005	S019N024W02
Talon Gold Alaska Inc.	655924	TRW-1	17-Oct-2006	S019N025W24
Talon Gold Alaska Inc.	655925	TRW-2	17-Oct-2006	S019N025W24
Talon Gold Alaska Inc.	655926	TRW-3	17-Oct-2006	S019N025W24
Talon Gold Alaska Inc.	655927	TRW-4	17-Oct-2006	S019N025W24
Talon Gold Alaska Inc.	655928	TRW-5	17-Oct-2006	S019N025W13
Talon Gold Alaska Inc.	655929	TRW-6	17-Oct-2006	S019N025W13
Talon Gold Alaska Inc.	655930	TRW-7	17-Oct-2006	S019N025W13
Talon Gold Alaska Inc.	655931	TRW-8	17-Oct-2006	S019N025W13
Talon Gold Alaska Inc.	655932	TRW-9	17-Oct-2006	S019N025W11
Talon Gold Alaska Inc.	655933	TRW-10	17-Oct-2006	S019N025W12
Talon Gold Alaska Inc.	655934	TRW-11	17-Oct-2006	S019N025W11
Talon Gold Alaska Inc.	655935	TRW-12	17-Oct-2006	S019N025W12
Talon Gold Alaska Inc.	655936	TRW-13	17-Oct-2006	S019N025W03
Talon Gold Alaska Inc.	655937	TRW-14	17-Oct-2006	S019N025W02
Talon Gold Alaska Inc.	655938	TRW-15	17-Oct-2006	S019N025W02
Talon Gold Alaska Inc.	655939	TRW-16	17-Oct-2006	S019N025W01
Talon Gold Alaska Inc.	655940	TRW-17	17-Oct-2006	S019N025W03
Talon Gold Alaska, Inc.	655941	TRW-18	17-Oct-2006	S019N025W02
Talon Gold Alaska, Inc.	655942	TRW-19	17-Oct-2006	S019N025W02

Paul Klipfel Ph.D. Mineral Resource Services Inc. Gary Giroux Giroux Consultants Ltd.

Summary Report On The Terra Gold Project, McGrath District, Alaska                 June 15, 2010

Owner	File Number	Parcel Name	Date Acquired	MTRS Location
Talon Gold Alaska, Inc.	655943	TRW-20	17-Oct-2006	S019N025W01
Talon Gold Alaska, Inc.	655944	TRW-21	17-Oct-2006	S020N025W34
Talon Gold Alaska, Inc.	655945	TRW-22	17-Oct-2006	S020N025W34
Talon Gold Alaska, Inc.	661807	SP-1	15-Nov-2007	SO21N24W25NE
Talon Gold Alaska, Inc.	661808	SP-2	15-Nov-2007	SO21N23W30NW
Talon Gold Alaska, Inc.	661809	SP-3	15-Nov-2007	SO21N23W30NE
Talon Gold Alaska, Inc.	661810	SP-4	15-Nov-2007	SO21N24W25SE
Talon Gold Alaska, Inc.	661811	SP-5	15-Nov-2007	SO21N23W30SW
Talon Gold Alaska, Inc.	661812	SP-6	15-Nov-2007	SO21N23W30SE
Talon Gold Alaska, Inc.	661813	SP-7	15-Nov-2007	SO21NN4W36NE
Talon Gold Alaska, Inc.	661814	SP-8	15-Nov-2007	SO21N23W31NW
Talon Gold Alaska, Inc.	661815	SP-9	15-Nov-2007	SO21N23W31NE
Talon Gold Alaska, Inc.	661816	SP-10	15-Nov-2007	SO21N24W36SE
Talon Gold Alaska, Inc.	661817	SP-11	15-Nov-2007	SO21N23W31SW
Talon Gold Alaska, Inc.	661818	SP-12	15-Nov-2007	SO20N24W2NW
Talon Gold Alaska, Inc.	661819	SP-13	15-Nov-2007	SO20N24W2NE
Talon Gold Alaska, Inc.	661820	SP-14	15-Nov-2007	SO20N24W3SE
Talon Gold Alaska, Inc.	661821	SP-15	15-Nov-2007	SO20N24W2SW
Talon Gold Alaska, Inc.	661822	SP-16	15-Nov-2007	SO20N24W2SE
Talon Gold Alaska, Inc.	661823	SP-17	15-Nov-2007	SO20N24W10NW
Talon Gold Alaska, Inc.	661824	SP-18	15-Nov-2007	SO20N24W10NE
Talon Gold Alaska, Inc.	661825	SP-19	15-Nov-2007	SO20N24W11NW
Talon Gold Alaska, Inc.	661826	SP-20	15-Nov-2007	SO20N24W11NE
Talon Gold Alaska, Inc.	661827	SP-21	15-Nov-2007	SO20N24W9SE
Talon Gold Alaska, Inc.	661828	SP-22	15-Nov-2007	SO20N24W10SW
Talon Gold Alaska, Inc.	661829	SP-23	15-Nov-2007	SO20N24W10SE
Talon Gold Alaska, Inc.	661830	SP-24	15-Nov-2007	SO20N24W11SW
Talon Gold Alaska, Inc.	661831	SP-25	15-Nov-2007	SO20N24W11SE
Talon Gold Alaska, Inc.	661832	SP-26	15-Nov-2007	SO20N24W12SW
Talon Gold Alaska, Inc.	661833	SP-27	15-Nov-2007	SO20N24W16NW
Talon Gold Alaska, Inc.	661834	SP-28	15-Nov-2007	SO20N24W16NE
Talon Gold Alaska, Inc.	661835	SP-29	15-Nov-2007	SO20N24W15NW
Talon Gold Alaska, Inc.	661836	SP-30	15-Nov-2007	SO20N24W15NE
Talon Gold Alaska, Inc.	661837	SP-31	15-Nov-2007	SO20N24W14NW
Talon Gold Alaska, Inc.	661838	SP-32	15-Nov-2007	SO20N24W14NE
Talon Gold Alaska, Inc.	661839	SP-33	15-Nov-2007	SO20N24W13NW
Talon Gold Alaska, Inc.	661840	SP-34	15-Nov-2007	SO20N24W13NE
Talon Gold Alaska, Inc.	661841	SP-35	15-Nov-2007	S020N23W18NW
Talon Gold Alaska, Inc.	661842	SP-36	15-Nov-2007	SO20N23W18NE
Talon Gold Alaska, Inc.	661843	SP-37	15-Nov-2007	SO20N24W17SE
Talon Gold Alaska, Inc.	661844	SP-38	15-Nov-2007	SO20N24W16SW
Talon Gold Alaska, Inc.	661845	SP-39	15-Nov-2007	SO20N24W16SE
Talon Gold Alaska, Inc.	661846	SP-40	15-Nov-2007	SO20N23W18SW
Talon Gold Alaska, Inc.	661847	SP-41	15-Nov-2007	SO20N23W18SE
Note: Meridian Township Range and Section (MTRS) Location system is the Federal land location system.  Example F006S013E12 is a section of land located in the Fairbanks Meridian, Township 6 South, Range 13 East, Section 12.
Paul Klipfel Ph.D. Mineral Resource Services Inc. Gary Giroux Giroux Consultants Ltd.

Summary Report On The Terra Gold Project, McGrath District, Alaska                 June 15, 2010

APPENDIX 2:  LIST OF DRILL HOLES PROVIDED FOR RESOURCE ESTIMATION

(Those used in Estimate are highlighted)

HOLE	EASTING	NORTHING	ELEVATION	LENGTH
TR-05-01	462710.30	6848803.50	1337.70	90.83
TR-05-02	462710.30	6848803.50	1337.70	50.60
TR-05-03	462760.10	6848712.00	1386.10	52.73
TR-05-04	462630.90	6848740.60	1285.60	144.48
TR-05-05	462726.10	6849611.40	1364.00	94.79
TR-05-06	462726.10	6849611.40	1364.00	101.50
TR-05-07	462900.20	6850188.40	1083.90	204.06
TR-05-08	462900.20	6850188.40	1083.90	200.86
TR-05-09	462900.20	6850188.40	1083.90	152.40
TR-05-10	462900.20	6850188.40	1083.90	140.82
TR-05-11	462630.90	6848740.60	1285.60	128.02
TR-05-12	462630.90	6848740.60	1285.60	199.34
TR-06-13	462576.50	6848935.10	1253.30	15.85
TR-06-14	462576.50	6848935.10	1253.30	17.68
TR-06-15	462959.00	6849443.00	1533.80	99.67
TR-06-16	462576.50	6848935.10	1253.30	360.43
TR-06-17	462576.50	6848935.10	1253.30	283.16
TR-07-18	462576.50	6848935.10	1253.30	312.12
TR-07-19	462629.20	6848651.60	1299.20	187.30
TR-07-20	462576.50	6848935.10	1253.30	345.64
TR-07-21	462629.20	6848651.60	1299.20	246.43
TR-07-22	462576.50	6848935.10	1253.30	184.10
TR-07-23	462576.50	6848935.10	1253.30	200.41
TR-07-24	462556.90	6848671.40	1263.40	250.85
TR-07-25	462630.90	6848740.60	1285.60	194.77
TR-07-26	462645.90	6848914.20	1293.20	98.76
TR-07-27	462645.90	6848914.20	1293.20	131.37
TR-07-28	462645.90	6848914.20	1293.20	146.30
TR-07-29	464327.00	6845730.00	1829.00	176.94
TR-07-30	464327.00	6845730.00	1829.00	185.93
TR-07-31	462630.90	6848740.60	1285.60	179.22
TR-07-32	464327.00	6845730.00	1829.00	33.83

Paul Klipfel Ph.D. Mineral Resource Services Inc. Gary Giroux Giroux Consultants Ltd.

Summary Report On The Terra Gold Project, McGrath District, Alaska                 June 15, 2010
APPENDIX 3  SEMIVARIOGRAMS

C0 = .300
C1 = .500
A = 60.0
Number of Pairs
2.00
1.60
1.20
.80
.40
.00
Gamma (h) /Mean Squared
.0
50.0
100.0
150.0
200.0
250.0
LAG h (metres)

BEN VEIN AG - AZ 171 DIP 0

Paul Klipfel Ph.D. Mineral Resource Services Inc. Gary Giroux Giroux Consultants Ltd.

Summary Report On The Terra Gold Project, McGrath District, Alaska                 June 15, 2010
APPENDIX 3  SEMIVARIOGRAMS

C0 = .300
C1 = .500
A = 60.0
Number of Pairs
2.00
1.60
1.20
.80
.40
.00
Gamma (h) /Mean Squared
.0
50.0
100.0
150.0
200.0
250.0
LAG h (metres)

BEN VEIN AG - AZ 261 DIP -70

Paul Klipfel Ph.D. Mineral Resource Services Inc. Gary Giroux Giroux Consultants Ltd.

Summary Report On The Terra Gold Project, McGrath District, Alaska                 June 15, 2010

APPENDIX 3  SEMIVARIOGRAMS

C0 = .200
C1 = .300
A = 40.0
Number of Pairs
2.00
1.60
1.20
.80
.40
.00
Gamma (h) /Mean Squared
.0
50.0
100.0
150.0
200.0
250.0
LAG h (metres)

BEN VEIN AU - AZ 171 DIP 0

Paul Klipfel Ph.D. Mineral Resource Services Inc. Gary Giroux Giroux Consultants Ltd.

Summary Report On The Terra Gold Project, McGrath District, Alaska                 June 15, 2010

APPENDIX 3  SEMIVARIOGRAMS

C0 = .200
C1 = .300
A = 80.0
Number of Pairs
10
4
7
10
4
4
14
2
8
1
2.00
1.60
1.20
.80
.40
.00
Gamma (h) /Mean Squared
.0
50.0
100.0
150.0
200.0
250.0
LAG h (metres)

BEN VEIN AU - AZ 261 DIP -70

Paul Klipfel Ph.D. Mineral Resource Services Inc. Gary Giroux Giroux Consultants Ltd.

Summary Report On The Terra Gold Project, McGrath District, Alaska                 June 15, 2010

APPENDIX 3  SEMIVARIOGRAMS

C0 = .180
C1 = .620
C2 = .400
A1 = 30.0
A2 = 40.0
Number of Pairs
149
1499
3765
6093
7274
8400
8854
12329
26921
30228
23558
24688
21517
28727
36496
50241
58539
68322
107603
130839
122467
61343
52283
38542
52826
2.00
1.60
1.20
.80
.40
.00
Gamma (h) /Mean Squared
.0
50.0
100.0
150.0
200.0
250.0
LAG h (metres)

BEN VEIN WASTE AG - AZ 171 DIP 0

Paul Klipfel Ph.D. Mineral Resource Services Inc. Gary Giroux Giroux Consultants Ltd.

Summary Report On The Terra Gold Project, McGrath District, Alaska                 June 15, 2010

APPENDIX 3  SEMIVARIOGRAMS

C0 = .180

C1 = .620

C2 = .400

A1 = 30.0

A2 = 60.0

Number of Pairs
1175 3602 3637 3680 3719 5469 7309 10069 11900 12638 11161 8169 6281 5821 4523 4058 4083 3555 3276 3209 2815 2314 1870 1769 1615 1398
Gamma (h) /Mean Squared
2.00
1.60
1.20
.80
.40
.00
.0
50.0
100.0
150.0
200.0
250.0
LAG h (metres)

BEN VEIN WASTE AG - AZ 261 DIP -70

Paul Klipfel Ph.D. Mineral Resource Services Inc. Gary Giroux Giroux Consultants Ltd.

Summary Report On The Terra Gold Project, McGrath District, Alaska                 June 15, 2010

APPENDIX 3  SEMIVARIOGRAMS

C0 = .180

C1 = .620

C2 = .400

A1 = 20.0

A2 = 24.0

Number of Pairs
590
3631
6553
8005
10194
12111
14916
22469
28591
24276
20284
17387
15960
12779
10698
10334
10033
9310
8716
8338
8029
7745
7469
7064
6447
5809
2.00
1.60
1.20
.80
.40
.00
Gamma (h) /Mean Squared
.0
50.0
100.0
150.0
200.0
250.0
LAG h (metres)

BEN VEIN WASTE AG - AZ 81 DIP -20

Paul Klipfel Ph.D. Mineral Resource Services Inc. Gary Giroux Giroux Consultants Ltd.

Summary Report On The Terra Gold Project, McGrath District, Alaska                 June 15, 2010

APPENDIX 3  SEMIVARIOGRAMS

C0 = .200

C1 = .600

C2 = .420

A1 = 30.0

A2 = 50.0

Number of Pairs
149
1499
3765
6093
7274
8400
8854
12328
26921
30228
23558
24688
21517
28727
36496
50241
58538
68322
107603
130838
122467
61343
52283
38542
52826
Gamma (h) /Mean Squared
2.00
1.60
1.20
.80
.40
.00
.0
50.0
100.0
150.0
200.0
250.0
LAG h (metres)

BEN VEIN WASTE AU - AZ 171 DIP 0

Paul Klipfel Ph.D. Mineral Resource Services Inc. Gary Giroux Giroux Consultants Ltd.

Summary Report On The Terra Gold Project, McGrath District, Alaska                 June 15, 2010

APPENDIX 3  SEMIVARIOGRAMS

C0 = .200
C1 = .600
C2 = .420
A1 = 30.0
A2 = 54.0
Number of Pairs
1175 3602 3637 3680 3719 5469 7309 10069 11900 12638 11161 8169 6281 5821 4523 4058 4083 3555 3276 3209 2815 2314 1870 1769 1615 1398
2.00
1.60
1.20
.80
.40
.00
Gamma (h) /Mean Squared
.0
50.0
100.0
150.0
200.0
250.0
LAG h (metres)

BEN VEIN WASTE AU - AZ 261 DIP -70

Paul Klipfel Ph.D. Mineral Resource Services Inc. Gary Giroux Giroux Consultants Ltd.

Summary Report On The Terra Gold Project, McGrath District, Alaska                 June 15, 2010

APPENDIX 3  SEMIVARIOGRAMS

C0 = .200

C1 = .600

C2 = .420

A1 = 20.0

A2 = 26.0

Number of Pairs
2.00
1.60
1.20
.80
.40
.00
Gamma (h) /Mean Squared
.0
50.0
100.0
150.0
200.0
250.0
LAG h (metres)

BEN VEIN WASTE AU - AZ 81 DIP -20

Paul Klipfel Ph.D. Mineral Resource Services Inc. Gary Giroux Giroux Consultants Ltd.